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As filed with the Securities and Exchange Commission on September 8, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prudential Public Limited Company
(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

Laurence Pountney Hill
London EC4R 0HH, England
(44) 20 7220 7588
(Address and telephone number of Registrant's principal executive offices)

Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI 48951
(517) 887-5049
Attention: General Counsel
(Name, address and telephone number of agent for service)

Copies to:

Sebastian R. Sperber, Esq. Cleary Gottlieb Steen & Hamilton LLP City Place House, 55 Basinghall Street London EC2V 5EH, England	Philip J. Boeckman, Esq. Cravath, Swaine & Moore LLP CityPoint, One Ropemaker Street London EC2Y 9HR, England

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price/Amount of registration fee(1)

Senior Debt Securities
Subordinated Debt Securities
Preference Shares(2)(3)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee except, pursuant to Rule 457(p), for US$186,415 that has already been paid with respect to U.S.$2,000,000,000 maximum aggregate offering price of securities that were previously registered pursuant to Registration Statement No. 333-117208 filed on July 7, 2004, and were not sold thereunder.

(2)
Also includes such indeterminate amounts of Preference Shares as may be issued upon conversion of or in exchange for any Subordinated Debt Securities that provide for conversion or exchange into Preference Shares.

(3)
The Preference Shares will be represented by American Depositary Shares, each of which represents one Preference Share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Preference Shares have been registered pursuant to Registration Statement No. 333-117706.

Prospectus

Prudential plc

Senior and Subordinated Debt Securities
Preference Shares
American Depositary Shares

       We may offer from time to time:

•
senior debt securities,

•
subordinated debt securities,

•
preference shares, and

•
American depositary shares.

       We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

       This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts.

       Investing in the securities involves risks. See Item 3, "Risk Factors" beginning on page 5 of our annual report on Form 20-F for the year ended December 31, 2007.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES COMMISSION REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 8, 2008.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, we may sell the debt securities, preference shares and American depositary shares (collectively, the "securities") described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and the extent to which such terms differ from the general terms described in "Description of the Debt Securities," "Description of the Preference Shares" and "Description of the American Depositary Shares." The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us."

        As used in this prospectus and in any prospectus supplement, the terms "Prudential," "we," "us" and "our" refer to Prudential plc. In addition, the term "IFRS" means International Financial Reporting Standards, as issued by the International Accounting Standards Board, the term "U.K. GAAP" means U.K. generally accepted accounting principles and the term "U.S. GAAP" means U.S. generally accepted accounting principles.

        Our consolidated financial statements are published in pounds sterling. In this prospectus and any prospectus supplement, "U.S. dollars" or "$" refers to the U.S. currency, "pounds sterling," "£" or "pence" refers to the U.K. currency, and "euro" or "€" refers to the currency established for participating members of the European Union as of the beginning of stage three of the European Monetary Union on January 1, 1999.

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any agent of his to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Slaughter and May, that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. Any final or conclusive judgment for a definitive sum of money obtained in the courts of the United States (or any political subdivision thereof) in any suit, action or proceedings arising out of or in connection therewith, will be recognized in England, provided, among other things:

  •
  the U.S. proceedings were consistent with due process and judgment was not obtained by fraud,

  •
  there is no public policy objection to enforcement of the judgment in England,

  •
  the judgment is not of a public nature,

  •
  the judgment was not obtained in proceedings contrary to natural justice,

  •
  the English proceedings were commenced within the relevant limitation period (typically, six years after the date of judgment),

  •
  the U.S. court had jurisdiction in accordance with English conflict of laws principles,

  •
  enforcement of the judgment is not restricted by the provisions of the Protection of Trading Interests Act 1980,

  •
  the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982, or

  •
  the judgment is not inconsistent with an English judgment in respect of the same matter.

        A foreign judgment may be "final and conclusive" though it is subject to appeal. An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

EXCLUSIVE JURISDICTION

        Under our Articles of Association, any proceeding, suit or action between a shareholder and Prudential and/or our directors arising out of or in connection with the Articles of Association or otherwise, between Prudential and any of our directors (to the fullest extent permitted by law), between a shareholder and our professional service providers and/or between Prudential and our professional service providers (to the extent such proceeding, suit or action arises in connection with a proceeding, suit or action between a shareholder and such professional service provider) may only be brought in the courts of England and Wales.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports and special reports and other information with the SEC. Our SEC filings are also available over the internet at the SEC's website at http://www.sec.gov. The address of the SEC's internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our annual report on Form 20-F for the year ended December 31, 2007 (the "2007 Form 20-F"),

  •
  our report on Form 6-K furnished to the SEC on September 8, 2008,

  •
  any future reports on Form 6-K that we indicate are incorporated by reference into this prospectus, and

  •
  any future annual reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any offering contemplated by this prospectus.

        You may request a copy of these documents at no cost to you by writing or telephoning us at our principal executive offices, located at Laurence Pountney Hill, London EC4R 0HH, England, (+44) 20 7220 7588, Attention: Group Secretarial.

        Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor's ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.

        For further information regarding the way we are regulated, including the details of how our regulatory capital is calculated for the purposes of the U.K. Financial Services Authority (the "FSA"), please refer to the FSA's website (www.fsa.gov.uk).

FORWARD-LOOKING STATEMENTS

        Some statements in this prospectus are, and some statements contained in any prospectus supplement may be, forward-looking. All statements regarding our future financial condition, results of operations and businesses, strategy, plans and objectives are forward-looking. Statements containing the words "believes," "intends," "expects" and words of similar meaning are also forward-looking. Such statements involve unknown risks, uncertainties and other factors that may cause our results, performance or achievements or conditions in the markets in which we operate to differ from those expressed or implied in those statements. These factors include regulatory changes, technological developments, globalization, levels of spending in major economies, the levels of marketing and promotional expenditures, actions of competitors, employee costs, future exchange and interest rates, changes in tax rates and future business combinations or dispositions, together with other factors discussed in "—Risk Factors" in our annual reports on Form 20-F and in any prospectus supplement. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, our annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, officers or employees to third parties, including financial analysts. We undertake no obligation to, and do not expect to, update any of our forward-looking statements.

PRUDENTIAL PLC

        We are a leading international financial services group, providing retail financial services and fund management in our chosen markets of Asia, the United States and the United Kingdom. At June 30, 2008, we were one of the 30 largest public companies in the United Kingdom in terms of market capitalization on the London Stock Exchange. We are also listed on the New York Stock Exchange. Prudential is not affiliated with Prudential Financial, Inc. or its subsidiary, Prudential Insurance Company of America. Our principal executive offices are located at Laurence Pountney Hill, London EC4R 0HH, England. Our telephone number at this location is +(44) 20 7220 7588.

Asia

        Prudential Corporation Asia is the leading European-based life insurer in Asia in terms of market coverage and number of top five market positions based on new business sales. The Company has life insurance and asset management operations in 13 markets, covering China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, the Philippines, Singapore, Taiwan, Thailand, Vietnam and the United Arab Emirates.

        Its insurance products are distributed mainly through an agency sales force and complementary bancassurance agreements, while the majority of mutual funds are sold through banks and brokers. Its life insurance operations in China and India are conducted through joint ventures in which it holds 50% and 26%, respectively.

United States

        Jackson National Life Insurance Company, our U.S. life insurance subsidiary, provides retirement savings and income solutions in the mass and mass-affluent segments of the U.S. market, primarily to retirees and those nearing retirement.

        As of March 31, 2008, Jackson National Life was the seventeenth largest life insurance company in the United States in terms of general account assets. It operates in the individual fixed annuities, fixed index annuities and variable annuities markets, as well as in the life insurance and institutional products markets.

United Kingdom

        We are a leading provider of retirement savings, income solutions and life assurance in the United Kingdom. We provide a range of financial products and services, including annuities, corporate pensions, with-profits and unit-linked bonds, savings and investment products, protection, equity release and health insurance products.

        As of June 30, 2008, we owned one of the largest long-term funds of investment assets in the United Kingdom, which supported the long-term insurance products of The Prudential Assurance Company. This fund is rated AA+ (stable outlook) by Standard & Poor's and Fitch Rating and Aa1 (negative outlook) by Moody's.

        M&G is our U.K. and European fund management business. As of June 30, 2008, M&G had £159 billion of assets under management, of which £108 billion related to Prudential's long-term business funds. As of June 30, 2008, M&G was the fifth largest U.K. fund manager in terms of retail funds under management.

USE OF PROCEEDS

        Except as otherwise provided in any prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes. Pending such application, such net proceeds may be invested in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges for the periods indicated, using financial information calculated in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008, and U.K. GAAP for the year ended December 31, 2003 are:

	Six Months Ended June 30,		Year Ended December 31,
	2008		2007	2006	2005	2004	2003
	IFRS						U.K. GAAP
Historical Ratio of Earnings(1) to Fixed Charges(2)	—	(3)	2.5	4.5	4.5	4.8	2.2
Supplemental(4) Ratio of Earnings(5) to Fixed Charges(6)	—	(3)	4.9	6.4	5.3	5.0	3.2

        On a U.S. GAAP basis for 2003 only, the ratios of earnings to fixed charges are as follows:

Year Ended December 31,
2003(8)
U.S. GAAP
Historical Ratio of Earnings(7) to Fixed Charges(2)	1.4
Supplemental(4) Ratio of Earnings(7) to Fixed Charges(8)	6.8

Notes:

(1)
Earnings on IFRS (for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008) and U.K. GAAP (for the year ended December 31, 2003) bases represent profit from continuing operations before tax. Accordingly, prior periods have been restated for business disposals and closures in later years. Earnings for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008 have been determined using IFRS. Earnings for the ratios for the year ended December 31, 2003 had been determined using U.K. GAAP earnings.

On an IFRS basis (used for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008), profit from continuing operations before tax represents income net of post-tax transfers to unallocated surplus of with-profits funds, before tax attributable to policyholders and unallocated surplus of with-profits funds, unit-linked policies and shareholders' profits. Accordingly, this measure includes profits attributable to policyholders and is not representative of profit attributable to shareholders.

We adopted IAS 32 "Financial Instruments: Disclosure and Presentation", IAS 39 "Financial Instruments: Recognition and Measurement" and IFRS 4 "Insurance Contracts" as at January 1, 2005. We had chosen to apply the exemption within IFRS that allowed comparative 2004 information presented not to comply with IAS 32, IAS 39 and IFRS 4. The principal effects of adopting these standards related to our U.K. long-term business, Jackson National Life's ("Jackson") debt securities and derivative instruments and the assets, liabilities and derivative positions of the now discontinued U.K. banking operations. Adoption of these standards also affected the determination of product-related fixed charges as described below. Consequently, information presented in this table for the year ended December 31, 2004 is presented on a basis that is not consistent with the information presented in this table for subsequent years.
On a U.K. GAAP basis (used for the year ended December 31, 2003 only), earnings represent profit on ordinary activities (excluding discontinued operations) before shareholder tax.

(2)
Fixed charges, included in the historical ratios, consist of interest expensed in the income statement under IFRS (for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008) and U.K. GAAP (for the year ended December 31, 2003) and interest payments on lease obligations for land and buildings but exclude interest expense on tax liabilities. Due to the complexity of determining the interest portion of lease payments on land and buildings, one-third of our lease payments on land and buildings has been included in fixed charges to represent a reasonable approximation of interest payments on these obligations. Fixed charges also include product-related charges. For the years ended December 31, 2005 to 2007 and the six months ended June 30, 2008, when IAS 39 and IFRS 4 had been adopted, product-related fixed charges consist of interest credited to policyholders on wholesale funding arrangements, Guaranteed Investment

  Contracts and annuity certain products entered into by Jackson. For the year ended December 31, 2003 under U.K. GAAP and 2004 under IFRS, i.e., prior to the adoption of IAS 39 and IFRS 4, product-related fixed charges consist of interest credited to policyholders on wholesale funding arrangements. Under U.S. GAAP, fixed charges also include interest credited to policyholders in respect of account value for investment-type policies.

(3)
Net losses for the six months ended June 30, 2008 meant that earnings were insufficient to cover fixed charges on both historical and supplemental bases for the period, with earnings being £739 million less than fixed charges on a historical basis, and earnings being £102 million less than fixed charges on a supplemental basis.

(4)
Management believes that the supplemental ratios are more indicative of the ability to cover our fixed charges than the historical ratios. Presentation of the supplemental ratios is neither required nor encouraged by the SEC.

(5)
Earnings for the supplemental ratios represent profit from continuing operations before tax attributable to shareholders for IFRS for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008 and U.K. GAAP for the year ended December 31, 2003.

(6)
Fixed charges incorporated in the supplemental ratios for IFRS and U.K. GAAP are fixed charges explained in (2) above, but exclude product-related fixed charges and fixed charges that are borne by with-profits funds. Our earnings in respect of with-profit funds reflect up to one-ninth of the value of bonuses paid to policyholders, which is not directly affected by the amount of fixed charges incurred by the funds.

Exclusion of fixed charges borne by with-profit funds from those included within supplemental ratios reflects the regulatory structures and accounting bases of profit recognition that attach to these particular types of with-profits business. The nature and operation of the profit sharing arrangement between policyholders and shareholders regarding results of the with-profits funds business is distinctive to the U.K. and certain Asian operations. Separate legally ring-fenced funds are maintained in our group companies having with-profits business. Shareholder funds are only entitled to receive profit distributions from the with-profits funds as a function of profit participation bonuses distributed or credited to policyholders. In the case of the Scottish Amicable Insurance Fund ("SAIF"), shareholders are not entitled to any profit from the fund other than investment management fees. Earnings from with-profits business are recognized only when with-profits bonuses are declared and the shareholders' share of bonuses is transferred to the shareholders' equity. Fixed charges incurred by with-profits funds do not directly impact the level of bonuses, and therefore do not directly impact earnings. An explanation of the basis of profits under IFRS for with-profits business is included in the 2007 Form 20-F incorporated by reference herein under "Item 5—Operating and Financial Review and Prospects—Factors Affecting Results of Operations—IFRS Critical Accounting Policies—Insurance Contracts" and "Item 5—Operating and Financial Review and Prospects—Analysis by Business Segment and Geographic Region—United Kingdom—Basis of Profits—With-Profits Products".

Fixed charges on certain other borrowings arising from trading activities are excluded. These consist of non-recourse borrowings issued by investment subsidiaries managed by PPM America (our U.S. fund management operation) and by the Piedmont trust entity subsidiary (an 80% Jackson-held static trust formed as a result of a securitization of asset-backed securities in 2003).

On the supplemental basis for IFRS and U.K. GAAP, after adjusting for the items described above, fixed charges consist of interest arising on borrowings of Prudential plc (and related finance subsidiaries) required to support our shareholder-financed business, as well as other borrowings of a trading nature but exclude interest on tax liabilities. These other borrowings consist of commercial paper, floating and medium term notes, which are borrowings that support a short-term fixed income securities reinvestment program. This presentation is consistent with the capitalization and indebtedness table below.

(7)
On a U.S. GAAP basis (used for the year ended December 31, 2003 only), earnings for the historical ratios and supplemental ratios represent net income from continuing operations before income taxes, minority interests and cumulative effects of changes in accounting principles. Earnings have been restated for business disposals and closures in later years.

(8)
On a supplemental U.S. GAAP basis (used for the year ended December 31, 2003 only), fixed charges consist of interest arising on borrowings of Prudential plc (and related finance subsidiaries) required to support our group's shareholder-financed business, as well as other borrowings of a trading nature. No fixed charges relating to borrowings from trading activities have been excluded.

Under U.S. GAAP, earnings from with-profits business are recognized only after establishing a liability for the policyholders' share of earnings. Accordingly, fixed charges arising on debt in respect of with-profits funds has been included at the shareholders' 10% interest only, as the policyholders' 90% share of the charges has no impact on income from continuing operations. Interest relating to SAIF has been wholly excluded as the U.S. GAAP accounting at that time, before the adoption of SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Non-traditional Long Duration Contracts and for Separate Accounts", reflects shareholders not entitled to any of the profits from this fund. In addition, interest credited on insurance product liabilities, including account values of investment-type policies and wholesale funding arrangements entered into by Jackson, has been excluded.

(9)
U.S. GAAP ratios have not been provided for the years ended December 31, 2004 to 2007 and the six months ended June 30, 2008 as the ratios have been provided under IFRS.

        We have not presented a table of combined fixed charges and preference dividends to earnings ratios. There is no difference between the ratios shown in the table of earnings to fixed charges above and those calculated for the ratio of combined fixed charges and preference dividends to earnings as we have not historically paid out any preference dividends.

CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our capitalization and indebtedness as of June 30, 2008. You should read this table in conjunction with the consolidated financial statements and the related notes thereto.

	As of June 30, 2008
	Actual	Actual
	(In £ millions)	(In $ millions)(1)
Short-term debt	2,497	4,971
Long-term debt	2,533	5,042

Total debt(2)	5,030	10,013

Ordinary share capital(3)	124	247
Share premium	1,838	3,659
Retained earnings	4,019	8,000
Translation reserve	(66)	(131)
Available-for-sale and hedging reserves	(363)	(723)

Total shareholders' equity (excluding minority interests)	5,552	11,052

Total capitalization	10,582	21,065

	As of June 30, 2008
	Actual	Actual
	(In £ millions)	(In $ millions)(1)
Core structural borrowings of shareholder-financed operations:
Holding company	2,401	4,780
Jackson Surplus Notes	125	249
Operational borrowings attributable to shareholder-financed operations:
Commercial paper program(4)	2,314	4,606
Medium-term notes(4)	7	14
Jackson(2)	176	350
Other borrowings	7	14

Total debt	5,030	10,013

(1)
Amounts stated in U.S. dollars have been translated from pounds sterling at the rate of $1.9906 per £1.00 (the noon buying rate in New York City on June 30, 2008).

(2)
Total debt comprises the items set forth in the table above. Of this debt, £126 million represents debt issued through the Federal Home Loan Bank of Indianapolis ("FHLB") and is secured by collateral posted with FHLB by Jackson. The remaining debt is unsecured. None of the total debt is guaranteed. Debt arising from with-profits funds and non-recourse borrowings issued by investment subsidiaries, CDO funds and the Piedmont trust entity subsidiary have been excluded.

(3)
At June 30, 2008, the authorized and unissued preference share capital of Prudential plc was £2 million (divided into sterling preference shares of 1 pence each), $20 million (divided into dollar preference shares of 1 cent each) and euro 20 million (divided into euro preference shares of 1 cent each).

(4)
The commercial paper borrowings and medium-term notes are issued by Prudential plc. These support a fixed income securities program.

        There have been no subsequent events between June 30, 2008 and the date of this document that would have a material impact on the authorized and issued share capital of Prudential plc or the total debt reported above.

DESCRIPTION OF THE DEBT SECURITIES

        Debt securities offered pursuant to this prospectus will be issued under either a senior indenture or a subordinated indenture, each of which has been entered into between us, as issuer, and Wilmington Trust Company, as senior trustee and Deutsche Bank Trust Company Americas, as subordinated trustee, respectively. Senior debt securities ("Senior Debt Securities") will be issued under the senior indenture and subordinated debt securities ("Subordinated Debt Securities") will be issued under the subordinated indenture. We refer to Senior and Subordinated Debt Securities together as "debt securities" and the senior indenture and the subordinated indenture as the "indentures."

        The following summary of certain provisions of the debt securities and the indentures, and any such summary in any prospectus supplement, do not purport to be complete and are subject, and qualified by reference, to all the provisions of the debt securities and the relevant indenture. As used in this description, the holder of a debt security is the registered owner of that security.

        Forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. You should read the indentures for a more complete understanding of the provisions we describe. Please see "Where You Can Find More Information About Us" for information on how to obtain copies of the indentures.

        We describe in this section the general terms that will apply to any debt securities that may be offered pursuant to this prospectus. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply or do not apply to those securities.

        Capitalized terms used but not otherwise defined herein have the meanings set forth in the indentures.

General

        The indentures do not limit the amount of the debt securities that we may issue thereunder and provide that we may issue debt securities thereunder from time to time in one or more series.

        We may issue Senior Debt Securities, as described in greater detail below. We may also issue Subordinated Debt Securities. Subordinated Debt Securities may:

  •
  have a fixed stated maturity or date of redemption ("Dated Subordinated Debt Securities"), or

  •
  have no fixed stated maturity or date of redemption and be Subordinated Debt Securities to which the provisions set forth under the heading "Status of the Subordinated Debt Securities—Perpetual Subordinated Capital Securities" do not apply (in which case such Subordinated Debt Securities are referred to as "Perpetual Subordinated Debt Securities"), or

  •
  have no fixed stated maturity or date of redemption and be Subordinated Debt Securities to which the provisions set forth under the heading "Status of the Subordinated Debt Securities—Perpetual Subordinated Capital Securities" apply (in which case such Subordinated Debt Securities are referred to as "Perpetual Subordinated Capital Securities").

        We will describe the following terms of the particular series of debt securities being offered in the applicable prospectus supplement:

  •
  whether the debt securities are Senior Debt Securities or Subordinated Debt Securities, and if Subordinated Debt Securities, whether they are Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities,

  •
  the designation, aggregate principal amount and authorized denominations of the series of debt securities,

  •
  the percentage or percentages of principal amount at which the debt securities of the series will be issued,

  •
  certain dates or periods, including:

  (a)
  the original issue date or dates or periods during which the debt securities may be issued,

  (b)
  the date or dates (or manner of determining the same), if any, on which, or the range of dates, if any, within which, the principal of (and premium, if any, on) the debt securities of the series is payable and

  (c)
  the record dates, if any, for the determination of holders to whom such principal (and premium, if any, thereon) is payable,

  •
  information with regard to interest, including:

  (a)
  the rate or rates per annum (or the manner of calculation thereof, including any provisions for the increase or decrease of such rates on the occurrence of specific events) at which the debt securities of the series shall bear interest (if any),

  (b)
  the date or dates from which such interest shall accrue,

  (c)
  the Interest Payment Dates on which such interest shall be payable (or manner of determining the same),

  (d)
  the Regular Record Date for the interest payable on any Interest Payment Date, and

  (e)
  the manner in which such interest shall be paid (including whether any interest may be paid in accordance with any alternative coupon satisfaction mechanism),

  •
  the place or places where:

  (a)
  the principal of (and premium, if any, on) and interest or Deferred Interest (as defined below), if any, on debt securities of the series shall be payable,

  (b)
  debt securities of the series may be presented for transfer or exchange and

  (c)
  notices and demands to or upon us may be served,

  •
  the terms and conditions, if any, upon which debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at our option or otherwise, including the period or periods within which or manner of determining the same, and the currency or currency unit in which the debt securities may be redeemed,

  •
  our right or obligation, if any, to redeem, repurchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the terms and conditions in respect thereof, and the period or periods within which or manner of determining the same, the currency or currency unit with which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid in whole or in part pursuant to such obligation,

  •
  the terms and conditions, if any, upon which debt securities of the series may be converted or exchanged into preference shares,

  •
  minimum denomination or denominations in which the debt securities shall be issued,

  •
  with respect to debt securities of a series, if other than the principal amount thereof, the portion of the principal amount of such debt securities of the series which shall be payable upon a redemption prior to Maturity or a declaration of acceleration of the Maturity following an Event of Default, if any, thereof,

  •
  with respect to the Senior Debt Securities of a series, any additional Events of Default (as defined below) and, with respect to the Subordinated Debt Securities of a series, any additional Events of Default, Payment Defaults, Perpetual Security Defaults or Payment Events (each as defined herein), or whether any Events of Default described below shall not apply,

  •
  any of our additional covenants or agreements with respect to the debt securities of the series, or whether any covenants or agreements described below shall not apply or the extent to which such covenants or agreements shall apply or be modified, supplemented or replaced,

  •
  in the case of Perpetual Subordinated Capital Securities and Perpetual Subordinated Debt Securities, additional or differing provisions, if any, with respect to Deferred Interest, Events of Default, Perpetual Security Defaults, Payment Events, Tax Events, Regulatory Events, Junior Securities, Parity Securities and subordination, together with details for any indemnification or application of alternative coupon satisfaction mechanisms through the issuance of ordinary shares or otherwise,

  •
  if a person other than Wilmington Trust Company or Deutsche Bank Trust Company Americas is to act as trustee for the Senior Debt Securities and Subordinated Debt Securities of any series, respectively, the name and location of the corporate trust office of such trustee and, with respect to any debt securities of a series, if a person other than the applicable trustee, in its capacity as principal paying agent for the debt securities, is to act as such agent, the name and location of the principal office of such principal paying agent,

  •
  if other than U.S. dollars, the currency or currency unit in which any payments on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated,

  •
  if the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder thereof, in a currency or currency unit other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, the time and the manner of determining the exchange rate between the currency and the currency unit in which the debt securities are denominated or stated to be payable and the currency of currency unit in which the debt securities are to be so payable,

  •
  the designation of the original Currency Determination Agent, if any, and in what circumstances a certificate of the Currency Determination Agent, or any other certificate shall be delivered for debt securities of the series,

  •
  the index, if any, used to determine the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of the series,

  •
  if applicable, the fact that the terms of the applicable indenture described below under "Satisfaction and Discharge" will not apply with respect to the debt securities of the series or any modification to such terms,

  •
  if the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of a series may be determined, at our election or the election of a holder thereof, with reference to an index based on a currency or currency unit other than that in which such debt securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined,

  •
  the date as of which any Global Security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued,

  •
  if applicable, the fact that the terms of the applicable indenture described under "Redemption and Repurchase, Conversion or Exchange—Redemption or Conversion or Exchange of Debt Securities for Tax Reasons" and "Payment of Additional Amounts" below will not apply with respect to the debt securities of the series,

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a Global Security or Global Securities and, in such case, the Depositary for such Global Security or Global Securities,

  •
  whether any legends shall be stamped or imprinted on all or a portion of the debt securities of a series, and the terms and conditions upon which any such legends may be removed,

  •
  the form of the debt securities of a series (including the terms and conditions of such debt securities),

  •
  in the case of any series of Perpetual Subordinated Capital Securities and any series of Perpetual Subordinated Debt Securities, the particular terms of such series, including those relating to any alternative coupon satisfaction mechanism, definitive suspension thereof, optional redemption, and such other terms relating to Deferred Interest, Events of Default, Perpetual Security Defaults, Payment Events, Tax Events, Regulatory Events, Junior Securities, Parity Securities and subordination,

  •
  in the case of any series of Dated Subordinated Debt Securities, any additional terms relating to the deferral of interest,

  •
  whether the debt securities of a series shall be convertible or exchangeable into preference shares at our option, the dates on which such conversion or exchange may occur, and the nature of the preference shares and any additional or other provisions relating to such conversion or exchange, and

  •
  any other terms of that series.

        All debt securities of any one series need not be issued at the same time.

        If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any, on) or interest, if any, on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the related prospectus supplement.

        Some of the debt securities may be issued as "Discounted Securities" (providing that upon any redemption prior to Maturity or acceleration of the Maturity thereof, an amount less than the stated principal amount thereof shall become due and payable) to be sold at a substantial discount below their stated principal amount. Any special U.S. federal income tax consequences and U.K. tax consequences and other special considerations applicable to any Discounted Securities will be described in the related prospectus supplement, although a general discussion of the potential tax considerations may be found below under "Taxation."

        Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, holders of debt securities will not be entitled to any voting rights except as otherwise described herein.

        Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, the provisions of the indentures and the debt securities do not afford you protection in the event of a highly leveraged or other transaction involving us which might adversely affect you.

Denominations, Registration and Transfer

        Unless the applicable prospectus supplement provides otherwise, we will issue debt securities registered in the name of holders as set out in the books of the security registrar (each, a "Registered Debt Security," or a debt security in "registered form"). Unless the applicable prospectus supplement provides otherwise, Registered Debt Securities will be represented by interests in one or more global securities (each, a "Global Security," or a security in "global form") deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, as described under "Global Securities" below. Registered Debt Securities will be issued in such denominations as are specified in the applicable prospectus supplement and a Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities of the series represented by such Global Security, unless the applicable prospectus supplement provides otherwise.

        In the circumstances described below under "—Securities in Definitive Form," we may physically issue and deliver certificated debt securities, which are referred to as debt securities in "definitive form." Registered Debt Securities of any series issued in definitive form will be exchangeable for other Registered Debt Securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A Registered Debt Security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustees as the security registrars under the relevant indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If the debt securities of a series are redeemed in part, we shall not be required to:

  •
  issue, register the transfer of or exchange debt securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or

  •
  register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part.

Global Securities

        The debt securities of a series may be represented in whole or in part by one or more Global Securities that will be registered in the name of, or in the name of a nominee of, and deposited with, or on behalf of, DTC or a common depositary for Euroclear and Clearstream (a "Depositary"). Global Securities will be issued in registered form unless the applicable prospectus supplement provides otherwise. Unless and until it is exchanged for debt securities in definitive form, any such Global Security may not be transferred except as a whole by the relevant Depositary to its nominee, or vice versa, or by a nominee to another nominee of such Depositary or, in either case, to a successor of such Depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such Global Security. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities, or by us if we offer and sell directly such debt securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons who hold interests through participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a Global Security.

        So long as the relevant Depositary, or its nominee, is the registered owner of such Global Security, it will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable indenture governing the debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the debt securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an Event of Default, unless and until debt securities in definitive form are issued, owners of beneficial interests in Global Securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.

        Any payments of principal, premium or interest on debt securities registered in the name of a Depositary or its nominee will be made to it as the registered owner of the Global Security representing such debt securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities payable to bearer or registered in "street name," and will be the responsibility of such participants.

Securities in Definitive Form

        If a Depositary for a Global Security in respect of a series of debt securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any debt securities when due, and the applicable trustee has received notice from the registered owner of such Global Security requesting the exchange of a specified amount of such debt securities for debt securities of such series in definitive form, we will issue Registered Debt Securities in respect of the debt securities of such series in definitive form in exchange for the Global Security representing such series of debt securities.

        We may at any time and in our sole discretion determine that the Registered Debt Securities in respect of the debt securities of any series represented by one or more Global Securities, shall no longer be represented by such Global Security or Securities. In such event, we will issue Registered Debt Securities in respect of the debt securities of such series in definitive form. Further, if we so specify with respect to the debt securities of a series, you may, on terms acceptable to us and the Depositary for such Global Security, receive Registered Debt Securities of such series in definitive form.

        In any such instance, you will be entitled to physical delivery in definitive form of securities of the series of debt securities represented by such Global Security, equal in principal amount to your beneficial interest, and to have such securities registered in your name.

        Debt securities of any series so issued in definitive form will only be issued as Registered Debt Securities in authorized minimum denominations and bearing any applicable restrictive legend. We believe that, for holders resident in the U.S. for tax purposes, there should be no tax consequences associated with an exchange of Registered Debt Securities in global form for Registered Debt Securities in definitive form.

        If we issue debt securities in definitive form in exchange for a particular Global Security, the relevant Depositary, as holder of that Global Security, will surrender it against receipt of the debt securities in definitive form, cancel the book-entry debt securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the debt securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.

        To the extent permitted by law, we, the applicable trustees, paying agents or security registrars shall be entitled to treat the person in whose name any debt security in definitive form is registered as the absolute owner. Payments in respect of a debt security in definitive form will be made to the person in whose name the definitive debt security is registered as it appears in the register for that series. They will be made by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. In the event of a redemption, debt securities issued in definitive form should be presented to the applicable paying agent for redemption.

        Holders of debt securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the debt securities, including upon the occurrence of an Event of Default, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.

Status of the Senior Debt Securities

        The Senior Debt Securities will constitute our direct unsubordinated and (subject to the provisions set forth under "—Senior Debt Securities—Negative Pledge" below) unsecured obligations. In each case, these obligations shall be without any preference among themselves and will rank at least equally with all of our other unsecured and unsubordinated obligations. This will be subject to such exceptions as are from time to time applicable under the laws of the United Kingdom and to laws or legal procedures of general applicability relating to or affecting creditors' rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Senior Debt Securities.

Senior Debt Securities—Negative Pledge

        So long as any Senior Debt Securities remain outstanding (as defined in the senior indenture), we will not, and will ensure (so far as we can do so by the proper exercise of our voting and other rights or powers of control exercisable in relation to such company) that the Principal Subsidiary (as defined below) will not create or permit to exist any mortgage or charge upon the whole or any part of our or its undertaking or assets (other than assets representing the fund or funds we maintain, or as the case may be, the Principal Subsidiary maintains, in respect of long-term business (as defined in the Financial Services and Markets Act 2000 of the United Kingdom)), present or future, to secure payment of any of our present or future Relevant Indebtedness (as defined below), or the present or future Relevant Indebtedness of any of our Subsidiaries (as defined below), or to secure any guarantee or indemnity in respect thereof, without at the same time securing such outstanding Senior Debt Securities and all amounts payable under the senior indenture in respect thereof equally and ratably with the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity, or such other security as shall be approved by the holders of at least 75% in principal amount of the outstanding Senior Debt Securities of that series.

        "Subsidiary" means, for the purposes of this "Senior Debt Securities—Negative Pledge" section, a company which is a subsidiary of Prudential, within the meaning of Section 1159 of the Companies Act 2006 of Great Britain ("Section 1159"). Section 1159 provides that a company will be our subsidiary where:

  •
  we hold the majority of its voting rights,

  •
  we are a member of it and have the right to appoint or remove a majority of its board of directors,

  •
  we are a member of it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or

  •
  such company is a subsidiary of a company which is our subsidiary.

        "Principal Subsidiary" means The Prudential Assurance Company Limited for so long as it remains our Subsidiary.

        "Relevant Indebtedness" means any indebtedness for borrowed money (other than indebtedness in the form of sterling debenture stock (as defined in the Senior Indenture) or indebtedness which has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which, with our agreement or the agreement of any relevant Subsidiary, as the case may be, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognized securities market (whether or not distributed by way of private placement) excluding any indebtedness for borrowed money in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to us or the Principal Subsidiary, as the case may be, for repayment other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset.

Status of the Subordinated Debt Securities

General

        If we become bankrupt or are wound up or liquidated, the claims of the holders of Subordinated Debt Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of our Senior Creditors (as defined below). The Subordinated Debt Securities do not have the benefit of any negative pledge covenant.

        As a result of this subordination, no amount will be payable should we be the subject of any bankruptcy, winding up or liquidation proceedings in England and Wales in respect of claims under the Subordinated Debt Securities of any series until all the claims of our Senior Creditors admitted in such bankruptcy, winding up or liquidation have been satisfied. Also, by reason of subordination, in the event of any such bankruptcy, winding up or liquidation in England and Wales, our creditors who are holders of such senior claims as described above may recover more, ratably, than holders of any such Subordinated Debt Securities and holders of other claims ranking pari passu therewith.

        Currently there is no limitation on the issuance of indebtedness which would constitute claims of our Senior Creditors.

        "Senior Creditor," unless otherwise set forth in the applicable prospectus supplement, means with respect to:

  •
  Dated Subordinated Debt Securities: any creditors who are our unsubordinated creditors with claims admitted in the event of the winding up of the Issuer;

  •
  Perpetual Subordinated Debt Securities: (i) any creditors who are our unsubordinated creditors with claims admitted in the event of our winding up; (ii) any of our creditors whose claims rank, or are expressed to rank, subordinated to the claims of other creditors of the Issuer (other than those whose claims constitute, or would but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital (which ranks junior to the Perpetual Subordinated Debt Securities) or whose claims rank, or are expressed to rank, equally with, or junior to, the claims of the holders of the Perpetual Subordinated Debt Securities).

  •
  Perpetual Subordinated Capital Securities: (i) any creditors who are our unsubordinated creditors with claims admitted in the event of our winding up; (ii) any of our creditors having claims in respect of liabilities that rank, or are expressed to rank, subordinated to the claims of our other creditors (other than those whose claims constitute, or would but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or whose claims rank, or are expressed to rank, equally with, or junior to, the claims of the holders of the Perpetual Subordinated Capital Securities); (iii) any of our creditors whose claims are in respect of our outstanding debt securities which constitute Tier 2 Capital (and such other securities outstanding from time to time which rank equally with, or senior to, any such Tier 2 Capital); and (iv) all other creditors having claims, including other such creditors holding subordinated debt securities, except those that rank, or are expressed to rank, equally with (including holders of Parity Securities) or junior to (including holders of Junior Securities) the claims of any holder of Perpetual Subordinated Capital Securities of such series.

        "Subsidiary," unless otherwise set forth herein or in any applicable prospectus supplement, has the meaning given to it in "Solvency Condition."

        "Tier 1 Capital", "Tier 2 Capital", "Upper Tier 2 Capital" and "Lower Tier 2 Capital" each shall have the meaning given to such terms from time to time by the U.K. Financial Services Authority.

Dated Subordinated Debt Securities

        The Dated Subordinated Debt Securities will constitute our direct unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the claims of holders of Dated Subordinated Debt Securities will rank at least pari passu with all other of our obligations which constitute, or would but for any applicable limitation on the amount of such capital, constitute Lower Tier 2 Capital and in priority to those whose claims constitute, or would but for any applicable limitation on the amount of such capital, constitute Upper Tier 2 Capital or Tier 1 Capital and in priority to the claims of holders of all classes of our share capital.

        In the event we are the subject of any bankruptcy, winding up or liquidation proceedings, if the amounts payable with respect to the Dated Subordinated Debt Securities and any claims ranking pari passu with any such debt securities are not paid in full, the holders of any such debt securities and holders of other claims ranking pari passu with any such debt securities will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled.

Perpetual Subordinated Debt Securities

        The Perpetual Subordinated Debt Securities will constitute our direct unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the claims of holders of Perpetual Subordinated Debt Securities will rank at least pari passu with all other of our obligations which constitute, or would but for any applicable limitations on the amount of such capital, constitute Upper Tier 2 Capital and in priority to those whose claims constitute, or would but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital and in priority to the claims of holders of all classes of our share capital.

        If we become bankrupt or are wound up or liquidated, the amount payable with respect to the Perpetual Subordinated Debt Securities shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Perpetual Subordinated Debt Securities were the holders of our preference shares having a preferential right to a return of assets in the winding up over the holders of all issued classes of share capital for the time being and any notional class of shares in our capital by reference to which the claims of any person in our winding up are to be determined (other than any notional class of shares of equal seniority with such shares), assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Perpetual Subordinated Debt Securities then outstanding together with premium, if any, and interest accrued to the date of the repayment, if any and, to the extent specified in the applicable prospectus supplement, Deferred Interest, if any. If such amounts and any claims ranking pari passu with such amounts are not paid in full, the holders of such debt securities and claims will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

Perpetual Subordinated Capital Securities

        The Perpetual Subordinated Capital Securities will constitute our direct unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the claims of holders of Perpetual Subordinated Capital Securities will rank at least pari passu with all other obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital and in priority to the claims of holders of all classes of our share capital (but, unless otherwise specified in the applicable prospectus supplement, pari passu with the holders of our most senior ranking class of issued preference shares, if any, except to the extent such preference shares represent claims of Senior Creditors).

        If we become bankrupt or are wound up or liquidated, the amount payable with respect to the Perpetual Subordinated Capital Securities shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Perpetual Subordinated Capital Securities were the holders of preference shares in our capital having a preferential right to a return of assets in the winding up over the holders of all issued classes of share capital (but, unless otherwise specified in the applicable prospectus supplement, pari passu with the holders of our most senior ranking class of issued preference shares, if any, except to the extent such preference shares represent claims of Senior Creditors) assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Perpetual Subordinated Capital Securities then outstanding together with premium, if any, interest accrued to the date of repayment, if any, and to the extent specified in the applicable prospectus supplement, Deferred Interest, if any. If such amounts and any claims ranking pari passu with such amounts are not paid in full, the holders of such debt securities and claims will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

        The effect of using this method to calculate the amount payable with respect to the Perpetual Subordinated Capital Securities is that, in the event of a bankruptcy or similar event, the claims of the holders of Perpetual Subordinated Capital Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of the holders of Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities and any claims ranking pari passu with such Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities.

Currency

        To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars or currencies other than pounds sterling and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.

Payments on Debt Securities

        The applicable prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of the Senior Debt Securities and the Dated Subordinated Debt Securities, the date for payments of principal (and premium, if any, thereon) on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how such rate or rates will be calculated.

Dated Subordinated Debt Securities

        If so provided in the applicable prospectus supplement, if we do not pay an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities, or do not pay all or any part of the principal of (or premium, if any, on) any such Dated Subordinated Debt Securities on the Stated Maturity (if any) or any other date set for redemption, the obligation to make such payment on such Interest Payment Date, Stated Maturity or other date set for redemption, as the case may be, shall be deferred until:

  •
  in the case of a payment of interest, the date upon which we pay a dividend on any class of our share capital or we make any payment on any series of debt securities ranking junior to or pari passu with such series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities (a "Deferred Interest Payment Date") or, in the case of the Dated Subordinated Debt Securities, the earlier to occur of the Stated Maturity for the payment of principal or the Deferred Principal Payment Date (as defined below), as the case may be, and

  •
  in the case of a payment of principal (or premium, if any), the first Business Day after the date that falls six months after such payment was originally due (a "Deferred Principal Payment Date").

        No payment of interest so deferred will accrue interest. No payment so deferred shall be treated as due for any purpose until the Deferred Interest Payment Date or Deferred Principal Payment Date, as the case may be, and accordingly, no such deferral will constitute an Event of Default or a Payment Default.

        If so provided in the applicable prospectus supplement and notwithstanding any other provision of the Dated Subordinated Debt Securities, we may be entitled by notice in writing to the subordinated trustee, such notice a "Deferral Notice," to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities if the U.K. Financial Services Authority has requested or required us to make that deferral. As a result, we would not have to make that payment on the date that it would otherwise have become due and payable.

        We envisage that the U.K. Financial Services Authority would request the deferral of payments if it were concerned about our solvency or capital position. In such a situation, we would also expect the U.K. Financial Services Authority to take into consideration our views regarding the impact that such a deferral could have. These deferrals could be optional or mandatory.

        The terms and conditions of the Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities could all include provisions which entitle us to the optional deferral of payments under certain circumstances. For example, these circumstances would occur when our board of directors determines that our distributable profits are insufficient for paying dividends or if we failed to meet capitalization ratios calculated on the basis of regulatory requirements. Whether we would exercise the right to defer payments under such circumstances would depend on our overall financial and trading situation, the general market environment, and the likely impact of such a deferral. The terms and conditions of the Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities could also include mandatory requirements to defer payments. For example, these mandatory payment deferrals would be triggered by our failure to meet regulatory capital requirements, including those imposed by the U.K. Financial Services Authority.

Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities

        Interest on the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities will, to the extent set forth in the applicable prospectus supplement, be payable on each Compulsory Interest Payment Date (as defined below). The prospectus supplement will specify the interest rate or rates and how such rate or rates will be calculated.

        We may, in our absolute discretion, choose to make any payment of Current Interest payable on any Compulsory Interest Payment Date (i) on the Perpetual Subordinated Debt Securities through the issuance of Perpetual Subordinated Debt Securities, Perpetual Subordinated Capital Securities and/or Ordinary Shares, or (ii) on the Perpetual Subordinated Capital Securities, through the issuance of further Perpetual Subordinated Capital Securities and/or Ordinary Shares, in each case, in accordance with the procedures specified in the applicable prospectus supplement.

        We will have no obligation to make any payments on an Optional Interest Payment Date (as defined below), and any failure to make such payments shall not constitute an Event of Default, Perpetual Security Default or Payment Event. Any interest not paid on any Optional Interest Payment Date, together with any interest not paid because the Solvency Condition is not met together with any other accrued but unpaid interest for previous Interest Periods shall, if so provided in the applicable prospectus supplement, constitute collectively "Deferred Interest" so long as the same remains unpaid. See "—Events of Default and Defaults—Subordinated Debt Securities" below. Deferred Interest and interest, if any, on Deferred Interest, with respect to the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities will be payable pursuant to the alternative coupon satisfaction mechanism, and (in the case of Perpetual Subordinated Debt Securities) upon the satisfaction of the

Solvency Condition, as discussed in the applicable prospectus supplement and in such circumstances and in such manner as are set forth therein.

        "Compulsory Interest Payment Date" means, in respect of the Perpetual Subordinated Capital Securities or the Perpetual Subordinated Debt Securities, any Interest Payment Date on which (i) we satisfy the Solvency Condition, and (ii) which is not an Optional Interest Payment Date.

        "Current Interest" means interest that has not been deferred in accordance with the applicable prospectus supplement.

        "Optional Interest Payment Date" shall, unless otherwise set forth in the applicable prospectus supplement, be an Interest Payment Date on which we have determined that:

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  the Capital Adequacy Condition will not be met on such date,

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  it is required under the terms of any Parity Security not to pay the relevant interest payment, or

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  if applicable, the events specified in the applicable prospectus supplement have occurred.

        "Capital Adequacy Condition" shall have the meaning attributable to such term in the applicable prospectus supplement.

        "Ordinary Shares" means ordinary shares of Prudential plc, having at the date of this prospectus, a par value of five pence each.

Solvency Condition

        Any payments of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series are conditional upon our satisfying the Solvency Condition at the time of and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of any series of such debt securities and neither we nor any of our Subsidiaries, as applicable, may redeem or repurchase any of the debt securities of any such series except to the extent that we would satisfy the Regulatory Capital Requirement and Solvency Condition both at the time of and immediately after, any such payment, redemption or repurchase.

        "Solvency Condition," unless otherwise set forth in the applicable prospectus supplement, is met if, at the relevant time:

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  we are able to pay debts to Senior Creditors as they fall due and

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  our total Assets (as defined below) exceed our total Liabilities (as defined below), other than our Liabilities to persons who are not Senior Creditors, by at least 4% or such other percentage specified by the U.K. Financial Services Authority from time to time as the Regulatory Capital Requirement (or such other percentage specified by us in the applicable prospectus supplement).

        For the purposes of "Solvency Condition", "Subsidiary" means a subsidiary undertaking of Prudential, within the meaning of the Companies Act 2006 of Great Britain ("Section 1162"). Section 1162 provides that a company will be our subsidiary undertaking where:

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  we hold a majority of its voting rights,

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  we are a member of it and have the right to appoint or remove a majority of its board of directors,

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  we are a member of it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

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  we have the right to exercise a dominant influence over the undertaking by virtue of provisions contained in the undertaking's memorandum or articles or by virtue of a control contract, or

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  such company is a subsidiary of a company which is our subsidiary.

        "Assets" means the total amount of our non-consolidated gross assets as shown by our latest published balance sheet, but adjusted as specified in the subordinated indenture, including for contingencies and subsequent events, and to such extent as the person or persons giving the relevant Solvency Condition report may determine.

        "Liabilities" means the total amount of our non-consolidated gross liabilities as shown by our latest published balance sheet, but adjusted as specified in the subordinated indenture, including for contingencies and subsequent events, and to such extent as the person or persons giving the relevant Solvency Condition report may determine.

        "Regulatory Capital Requirement" means any minimum or notional margin of solvency or minimum regulatory capital or capital ratios required for insurance companies, insurance holding companies or financial groups by the U.K. Financial Services Authority or any successor regulatory body.

        A report as to our solvency by two of our directors or our auditors or, if we are in a winding up in England and Wales, our liquidator shall in the absence of proven error be treated and accepted by us, the subordinated trustee and the holders of any such Subordinated Debt Securities as correct and sufficient evidence thereof. Any such report shall be made to the subordinated trustee within 14 days before any such payment is to be made or within six months before any such repurchase or redemption is to be made.

        If we fail to make any interest payment as a result of failure to satisfy the Solvency Condition or on a Payment Event, that payment will constitute Deferred Interest and will accumulate with any other Deferred Interest until paid. In respect of Perpetual Subordinated Capital Securities, Deferred Interest will become payable only on the redemption of the Perpetual Subordinated Capital Securities or on their repurchase by us or (subject to the provisions set out in "Status of the Subordinated Debt Securities—Status of the Perpetual Subordinated Debt Securities" above) upon the commencement of our winding up and not in any other circumstances. In respect of Perpetual Subordinated Capital Securities, we may satisfy our obligation to pay Deferred Interest only in accordance with an alternative coupon satisfaction mechanism, as set forth in the relevant prospectus supplement, except in the case of our winding up in which case any Deferred Interest will be payable by the liquidator in the same manner and with the same ranking as the principal on the Perpetual Subordinated Capital Securities.

        In respect of Perpetual Subordinated Debt Securities, at our option but subject to satisfying the Solvency Condition, Deferred Interest will be payable in whole or in part by us giving notice to the subordinated trustee and the Holders of Perpetual Subordinated Debt Securities as specified in the applicable prospectus supplement. In respect of Perpetual Subordinated Debt Securities, Deferred Interest will become payable on the redemption of the Perpetual Subordinated Debt Securities or on their repurchase by us or (subject to the provisions set out in "Status of the Subordinated Debt Securities—Status of the Perpetual Subordinated Debt Securities" above) upon the commencement of our winding up and not in any other circumstances. In respect of Perpetual Subordinated Debt Securities, we may satisfy our obligation to pay Deferred Interest in accordance with an alternative coupon satisfaction mechanism, as set forth in the relevant prospectus supplement, except in the case of our winding up in which case any Deferred Interest will be payable by the liquidator in the same manner and with the same ranking as the principal on the Perpetual Subordinated Debt Securities.

        If the Solvency Condition is not satisfied, the amount of any payment which could otherwise be payable in respect of the Subordinated Debt Securities of any series will be available to meet our losses.

Dividend and Capital Restriction in respect of the Subordinated Debt Securities

        From and including an Optional Interest Payment Date of any Subordinated Debt Securities on which we do not make payment in full of all interest payments to be paid on such date, or (in the case of the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities) any Interest Payment Date on which the Solvency Condition is not met, we will not (a) declare or pay a dividend or distribution or make any other payment on any Parity Securities or Junior Securities (other than (i) a final dividend declared by us with respect to our ordinary shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of our wholly-owned Subsidiaries to another wholly-owned Subsidiary or directly to us), or (b) redeem, purchase or otherwise acquire any Parity Securities or Junior Securities, either (y) (in the case of Perpetual Subordinated Debt Securities and Dated Subordinated Debt Securities) in each case unless or until all Deferred Interest and/or, as the case may be, arrears of interest has been received and (in the case of Perpetual Subordinated Debt Securities) no other payment of Deferred Interest or, (in the case of Dated Subordinated Debt Securities) arrears of interest remains unsatisfied or (z) (in the case of Perpetual Subordinated Capital Securities) in each case unless or until the interest (but excluding Deferred Interest, if any) otherwise due and payable on the Perpetual Subordinated Capital Securities during the next 12 months is duly set aside and provided for.

        Following a date fixed for redemption or exchange of any Subordinated Debt Securities on which we are unable to issue sufficient ordinary shares to make payment in full of all Deferred Interest to be paid on such date under any alternative coupon satisfaction mechanism, as set forth in the relevant prospectus supplement, as we will not (a) declare or pay a dividend or distribution or make any other payment on, and will procure that no dividend or distribution or other payment is made on, any Parity Securities or Junior Securities (other than (i) a final dividend declared by us with respect to our ordinary shares prior to such redemption or exchange date or (ii) a payment made by one of our wholly-owned Subsidiaries to another wholly-owned Subsidiary or directly to us), or (b) redeem, purchase or otherwise acquire any Parity Securities or Junior Securities, in each case until such corporate authorizations as are required to issue the necessary ordinary shares are obtained and all Deferred Interest to be satisfied has been duly set aside or provided for or paid in full.

        The foregoing restrictions do not apply to payments we make to policyholders or other customers, or transfers to or from the fund for future appropriations, in each case in the ordinary course of business consistent with past practice.

        For the purposes of the foregoing provisions, the payment (or declaration of payment) of a dividend or distribution on Parity Securities or Junior Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Parity Securities or Junior Securities: (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder as those securities being redeemed, purchased or acquired). The subordinated trustee shall be entitled to rely on a certificate signed by two of our directors as to whether the redemption, purchase or acquisition falls within the exception set out above, and such certificate shall, in the absence of clear error, be conclusive and binding on us and the holders of the Subordinated Debt Securities.

        For the purposes of the foregoing:

        "Junior Securities" means, unless otherwise provided in the applicable prospectus supplement:

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  (in the case of Perpetual Subordinated Debt Securities) our ordinary shares, our Tier 1 Capital and any other securities issued by us together with any securities issued by a Subsidiary where such securities benefit from a guarantee or support agreement from us, the claims of the holders of which rank, as regards distribution on a return of assets on our winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Debt Securities;

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  (in the case of Dated Subordinated Debt Securities) the ordinary shares, our Tier 1 Capital, our Upper Tier 2 Capital and any other securities issued by us together with any securities issued by a Subsidiary where such securities benefit from a guarantee or support agreement from us, the claims of the holders of which rank, as regards distribution on a return of assets on our winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Dated Subordinated Debt Securities;

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  (in the case of the Perpetual Subordinated Capital Securities) our ordinary shares and any other securities issued by us together with any securities issued by a Subsidiary where such securities benefit from a guarantee or support agreement from us, the claims of the holders of which rank, as regards distribution on a return of assets on our winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Capital Securities.

        "Parity Securities" means, in the case of a particular series of Subordinated Debt Securities, unless otherwise provided in the applicable prospectus supplement and (in the case of Dated Subordinated Debt Securities) to which the interest deferral option applies, our perpetual capital instruments (including such series of Subordinated Debt Securities), preferred or preference shares or other securities issued by us together with any securities issued by a Subsidiary where such securities benefit from a guarantee or support agreement from us, the claims of the holders of which rank pari passu with such series of Subordinated Debt Securities, as regards distribution on a return of assets on our winding up.

Redemption and Repurchase, Conversion or Exchange

Redemption of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities

        The Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be undated and, accordingly, will have no final maturity and may not be repaid except in accordance with the provisions set forth below under "—Redemption or Conversion or Exchange of Debt Securities for Tax Reasons," "—Redemption or Conversion or Exchange of Subordinated Debt Securities for Regulatory Reasons," "—Optional Redemption," "Repurchase" and "Events of Default and Defaults—Subordinated Debt Securities" or as otherwise described in any applicable prospectus supplement.

Redemption of Dated Subordinated Debt Securities

        Unless otherwise redeemed or repurchased as set forth below under "—Redemption or Conversion or Exchange of Debt Securities for Tax Reasons," "—Redemption or Conversion or Exchange of Subordinated Debt Securities for Regulatory Reasons," "—Redemption of Dated Subordinated Debt Securities at your discretion," "—Optional Redemption," "—Repurchase" and "—Events of Default and Defaults—Subordinated Debt Securities," each Dated Subordinated Debt Security will be redeemed by us on its final maturity in an amount and in the manner specified in the applicable prospectus supplement.

Redemption of Senior Debt Securities

        Unless otherwise redeemed or repurchased as set forth below under "—Redemption or Conversion or Exchange of Debt Securities for Tax Reasons," "—Optional Redemption," "—Repurchase" and "—Events of Default and Defaults—Senior Debt Securities," each Senior Debt Security will be redeemed by us on its final maturity in an amount and in the manner specified in the applicable prospectus supplement.

Redemption or Conversion or Exchange of Debt Securities for Tax Reasons

        Subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series to our satisfying the Solvency Condition on any applicable date set for redemption, the debt securities of any series may be redeemed, as a whole but not in part, at our option, upon not more than 60 days' nor less than 30 days' prior notice to the holders of such debt securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon), or otherwise as specified in the applicable prospectus supplement, together with accrued interest, if any, and Deferred Interest, if any, thereon to the date fixed for redemption, and any debt securities convertible or exchangeable into preference shares may be converted or exchanged as a whole, at our option, upon the occurrence of a Tax Event (as defined below) with respect to such series, unless otherwise provided in the applicable prospectus supplement.

        "Tax Event" means, in relation to Subordinated Debt Securities and unless otherwise provided in the applicable prospectus supplement, (a) following the fifth anniversary or, in the case of Perpetual Subordinated Capital Securities, the tenth anniversary of the issuance of the Subordinated Debt Securities, an event for which we determine that (i) in making any interest payments or Deferred Interest payments, as the case may be, in respect of the relevant Subordinated Debt Securities, we have paid, or will or would on the next interest payment date be required to pay, Additional Amounts, as described below under "—Payment of Additional Amounts" and the same cannot be avoided by using reasonable measures available to us; (ii) payments, including any interest payments or Deferred Interest payments, on the next interest payment date in respect of the relevant Subordinated Debt Securities would be treated as "distributions" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced); or (iii) we would not be entitled to claim a deduction in computing our U.K. taxation liabilities in respect of any interest payment (including any Deferred Interest payment) on the relevant Subordinated Debt Securities, or the value of the deduction to us would be materially reduced and (b) before the fifth anniversary or, in the case of Perpetual Subordinated Capital Securities, the tenth anniversary of the issuance of the Subordinated Debt Securities, an event of the type described in clause (a) occurring as a result of a Tax Law Change, which change or amendment becomes effective or, in the case of a change of law, is enacted on or after the date on which agreement is reached to issue the Subordinated Debt Securities and such obligation cannot be avoided by us taking reasonable measures available to us.

        "Tax Event" means, in relation to Senior Debt Securities, and unless otherwise provided in the applicable prospectus supplement, where we satisfy the senior trustee that we have or will become obliged to pay Additional Amounts, as described below under "—Payment of Additional Amounts" as a result of any Tax Law Change, which change or amendment becomes effective or, in the case of a change of law, is enacted on or after the date on which agreement is reached to issue the Senior Debt Securities and such obligation cannot be avoided by us taking reasonable measures available to us.

        "Tax Law Change" means any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division or any authority thereof or therein having power to tax (including any treaty to which the United Kingdom is a party), or any change in the application or official interpretation of such laws or regulations (including a change or amendment resulting from a holding by a court or tribunal of competent jurisdiction).

        In the event that we elect to redeem the debt securities of any series upon the occurrence of a Tax Event, we will deliver to the applicable trustee a certificate, signed by two of our authorized officers, evidencing compliance with such provisions and stating that we are entitled to redeem the debt securities of any such series pursuant to the terms of such debt securities and the applicable indenture. We will further be required, before giving a notice of redemption, to deliver to the applicable trustee a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction, in a form satisfactory to such trustee, confirming that we are entitled to exercise the right of redemption.

        Notice of intention to redeem the debt securities of any series will be given in accordance with the provisions described under "Notices" below and pursuant to the terms of the applicable indenture. If such notice has been given, and subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series to our satisfying the Solvency Condition on the applicable redemption date and, if so required under applicable U.K. regulatory requirements, including providing notice thereof to the U.K. Financial Services Authority and receiving its consent to such redemption in the form of the grant of a waiver (see below), the debt securities of any such series shall become due and payable on the redemption date specified in such notice and, upon presentation and surrender of such debt securities at the place or places specified in such notice, we shall pay and redeem such debt securities at the places and in the manner therein specified and at the redemption price therein specified together with accrued interest, if any, and Deferred Interest, if any, to the redemption date. From and after the redemption date, unless we shall default in the payment of the redemption price together with accrued interest, if any, and Deferred Interest, if any, the debt securities of any such series called for redemption shall cease to bear interest. If any such debt security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) and, to the extent set out in the applicable prospectus supplement, Deferred Interest, shall, until paid, bear interest from the redemption date at such rate per annum equal to the rate borne by such debt security or, in the case of Discounted Securities, such debt security's Yield to Maturity.

        In the event that we elect to convert or exchange any debt securities convertible or exchangeable into preference shares upon the occurrence of a Tax Event, the applicable prospectus supplement for such debt securities will describe the terms and conditions of the conversion or exchange provisions.

Redemption or Conversion or Exchange of Subordinated Debt Securities for Regulatory Reasons

        Subject to our satisfying the Solvency Condition (in relation to the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities) and providing notice thereof to the U.K. Financial Services Authority and its raising no objection thereto (see below), on any applicable date set for redemption, the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities of any series may be redeemed, in whole but not in part, at our option, upon not more than 60 days' nor less than 30 days' prior notice to the holders of such debt securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon) or otherwise as specified in the applicable prospectus supplement, together with accrued interest, if any, and Deferred Interest, if any, thereon to the date fixed for redemption provided further that we are in compliance with the Regulatory Capital Requirement on, and immediately following, the date fixed for redemption and, unless otherwise provided in the applicable prospectus supplement, any Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities convertible or exchangeable into preference shares may be converted or exchanged as a whole, at our option, if a Regulatory Event is deemed to have occurred.

        Unless the applicable prospectus supplement specifies otherwise, a "Regulatory Event" will be deemed to have occurred if (i) the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities would not be capable of counting (except where such non-qualification is only as a result of any applicable limitation on the amount of such capital) as cover for the minimum or notional margin of solvency or minimum capital or capital ratios required of us or the Group by any Regulatory Capital Requirement as a result of any change to the Capital Regulations or the application or official interpretation thereof on or after the date of issue of the relevant Subordinated Debt Securities, or, in the case of (ii) to (v) inclusive below, if specified in the applicable prospectus supplement, (ii) (in relation to Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities) at any time on or after the issue of such Subordinated Debt Securities, we or the Group are required under any Regulatory Capital Requirement to have Tier 2 Capital, such Subordinated Debt Securities would no longer be eligible to qualify (save as aforesaid in (i)) for inclusion in our Lower Tier 2 Capital or, as the case may be, Upper Tier 2 Capital on an unconsolidated and/or consolidated basis; or (iii) (in relation to Perpetual Subordinated Capital Securities) at any time on or after the issue of such Subordinated Debt Securities, we or the Group are required under any Regulatory Capital Requirement to have Tier 1 Capital, such Subordinated Debt Securities would no longer be eligible to qualify (save as aforesaid in (i)) for inclusion in our Tier 1 Capital on an unconsolidated and/or consolidated basis; or (iv) (in relation to Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities) at any time on or after the issue of such Subordinated Debt Securities, we or the Group are required under any Regulatory Capital Requirement to have Tier 2 Capital and we would be entitled to substitute such Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities for Preference Shares, such Preference Shares would no longer be of a kind eligible to qualify (save as aforesaid in (i)) for inclusion in our Lower Tier 2 Capital or, as the case may be, Upper Tier 2 Capital on an unconsolidated and/or consolidated basis; or (v) (in relation to Perpetual Subordinated Capital Securities) at any time on or after the issue of such Perpetual Subordinated Capital Securities, we or the Group are required under any Regulatory Capital Requirement to have Tier 1 Capital and we would be entitled to substitute such Perpetual Subordinated Capital Securities for Preference Shares, such Preference Shares would no longer be of a kind eligible to qualify (save as aforesaid in (i)) for inclusion in our Tier 1 Capital on an unconsolidated and/or consolidated basis.

        "Group" means Prudential and our Subsidiaries.

        "Capital Regulations" means rules and regulations of the U.K. Financial Services Authority, or any successor regulatory body, that require us or any of our EEA Insurance Subsidiaries to meet a Regulatory Capital Requirement including, without limitation, pursuant to Directive 98/78/EC of the European Union and Directive 2002/87/EC of the European Union or any legislation, rules or regulations (whether having the force of law or otherwise) in any state within the European Economic Area (which includes the European Union together with Norway, Liechtenstein and Iceland) implementing such directives.

        "EEA Insurance Subsidiary" means any of our Subsidiaries engaged in the insurance business and regulated as such by a member state of the European Economic Area.

        In the event we elect to convert or exchange any debt securities convertible or exchangeable into preference shares upon the occurrence of a Regulatory Event, the applicable prospectus supplement for such debt securities will describe the terms and conditions of the conversion or exchange provisions.

        Prior to the redemption or exchange of any series of Subordinated Debt Securities upon the occurrence of a Regulatory Event, we will be required, before giving notice of redemption or exchange, to deliver to the subordinated trustee an officers' certificate stating that all conditions precedent to such redemption or exchange have been complied with.

Redemption of the Dated Subordinated Debt Securities at Your Discretion

        The applicable prospectus supplement will specify whether you may redeem the Dated Subordinated Debt Securities, in whole or in part, at your option. If so, the applicable prospectus supplement will specify the notice that you will be required to provide, which will not be less than five years (or such other period as the U.K. Financial Service Authority, or any successor regulatory body, may from time to time require or accept). The applicable prospectus supplement will also specify the prices (and premium, if any, thereon) at which and the dates on which the Dated Subordinated Debt Securities may be redeemed. Any notice redemption of the Dated Subordinated Debt Securities which you may give will be irrevocable.

Optional Redemption

        The applicable prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice that we will be required to provide and the prices (and premium, if any, thereon) at which and the dates on which the debt securities may be redeemed. Any notice of redemption of debt securities will state:

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  the date fixed for redemption,

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  the amount of debt securities to be redeemed if we are only redeeming part of the series,

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  the redemption price,

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  that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date, and

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  the place or places at which each holder may obtain payment of the redemption price.

Postponement of Redemption Date in Respect of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities

        If, following the giving of a notice of redemption with respect to a redemption date on which any payments of Deferred Interest are due to be satisfied in respect of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities under an alternative coupon satisfaction mechanism, a Market Disruption Event occurs, or we are otherwise not able to raise sufficient funds through an alternative coupon satisfaction mechanism, as set forth in the relevant prospectus supplement, to satisfy the payment of all Deferred Interest payable on such redemption date, we will be required to postpone the redemption date in respect of such Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, as the case may be. In such event, such debt securities will continue to accrue and pay interest in accordance with their terms and such postponement will not constitute a Perpetual Security Default. In addition, if the redemption date is postponed, interest will accrue on outstanding Deferred Interest as set forth in the relevant prospectus supplement.

        A determination to postpone the redemption date in respect of such Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, as the case may be, will be made not later than the Business Day prior to the initially scheduled redemption date, and notice thereof will be given to holders of our Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, as the case may be. Notice of a new redemption date in respect of such Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be given to holders not less than 30 nor more than 60 days prior to the newly selected redemption date.

        Following the postponement of a redemption date in respect of such Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, interest will accrue on outstanding Deferred Interest that would otherwise have been satisfied on such initially scheduled redemption date from (and including) such initial redemption date to (but excluding) the date such Deferred Interest is paid, at a rate per annum equal to the rate per annum payable on the debt securities.

        A "Market Disruption Event" means, unless otherwise defined in the applicable prospectus supplement, with respect to the Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, (i) the occurrence or existence of any material suspension of or limitation imposed on trading or on settlement procedures for transactions in our ordinary shares on the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for our ordinary shares), or (ii) in our reasonable opinion, there has been a substantial deterioration in the price and/or value of our ordinary shares or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the ordinary shares to be issued in accordance with an alternative coupon satisfaction mechanism or (iii) where, pursuant to provisions of the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities, monies are required to be converted from one currency upon sale of ordinary shares into another currency in respect of any payment of Deferred Interest, the occurrence of any event that makes it impracticable to effect such conversion.

Financial Services Authority Consents

        Under U.K. regulatory requirements at the date of this prospectus, any redemption of Subordinated Debt Securities upon the occurrence of a Tax Event or Regulatory Event or repurchase or any optional redemption we or any of our Subsidiaries make of Subordinated Debt Securities of any series may be made only without the objection of the U.K. Financial Services Authority and subject to such conditions as the U.K. Financial Services Authority may impose from time to time (including the requirement for us to obtain the U.K. Financial Services Authority's consent to such redemption in the form of the grant of a waiver). Any such redemption or repurchase of Subordinated Debt Securities may only be effected if on and immediately following the relevant redemption or repurchase date, we are in compliance with the Regulatory Capital Requirement and, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, the Solvency Condition is met. For the purposes of this paragraph, "Subsidiary" has the same meaning given to it in "Solvency Conditions."

Repurchase

        Subject to applicable law (including, without limitation, U.S. federal securities law), and subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series, we and any of our subsidiaries may at any time repurchase debt securities in the open market, by tender to the holders of the securities of that series or by other means. Debt securities of any such series that we or any of our subsidiaries may purchase may be held, resold or surrendered by the purchaser thereof through us to the applicable trustee or any paying agent for cancellation.

Payment of Additional Amounts

        Unless the applicable prospectus supplement provides otherwise, we will pay to the holder of any debt security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any such debt security after deduction or other withholding or deduction for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by the United Kingdom, or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in any such debt security to be then due and payable ("Additional Amounts"); provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable:

  •
  otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any such debt security,

  •
  by reason of such holder or beneficial holder having, or having had, some personal or business connection with the United Kingdom and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, the United Kingdom,

  •
  except in the case of our winding up in England, as a result of the relevant debt security being presented for payment in the United Kingdom,

  •
  as a result of the relevant debt security being presented for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the debt security for payment on such thirtieth day,

  •
  with respect to a payment to an individual, if the payment is required to be made pursuant to any law implementing or complying with Directive 2003/48/EC of the European Union or to any other European Union Directive on the taxation of savings implementing the conclusions of the meeting of the European Council of Economics and Finance Ministers of November 26-27, 2000 (or any supplemental ECOFIN council meeting relating to such directive) or any agreement between the European Union and any other jurisdiction providing for equivalent measures,

  •
  on a debt security presented for payment by a holder or beneficial holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere,

  •
  by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge,

  •
  as a result of the failure of a holder or beneficial holder to satisfy any statutory requirements or make a declaration of non-residence or other claim for exemption,

  •
  by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than 30 days after the Relevant Date (as defined below) for payment of principal (or premium, if any) or interest, if any, or Deferred Interest, if any in respect of each debt security, or

  •
  owing to any combination of the above clauses.

        No additional amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of any such debt security.

        "Relevant Date" means the date on which the payment of principal of (or premium, if any, on) or interest, if any, on or Deferred Interest, if any, on any debt security first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the relevant paying agent or as it shall have directed on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on Registered Debt Securities (other than a Global Security) will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made to any or all holders:

  •
  by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or

  •
  by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, the New York office of the senior trustee, in its capacity as paying agent, and/or such other paying agents as are named in the prospectus supplement will be designated as our paying agency for payments with respect to Senior Debt Securities. Unless otherwise indicated in an applicable prospectus supplement, the New York office of the subordinated trustee, in its capacity as paying agent, and/or such other paying agents as are named in the prospectus supplement will be designated as our paying agency for payments with respect to Subordinated Debt Securities. Any other paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities of a series will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each Place of Payment for such series; provided that if the debt securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in any such required city located outside the United States for the debt securities of such series.

        All moneys we pay to a paying agent for the payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any debt security or in respect of any other additional payments thereon which remains unclaimed at the end of two years after such principal, premium or interest or additional payments shall have become due and payable will (subject to applicable laws) be repaid to us and the holder of such debt security will thereafter look only to us for payment thereof.

Events of Default and Defaults—Senior Debt Securities

        Unless the applicable prospectus supplement provides otherwise, an "Event of Default" with respect to each series of Senior Debt Securities shall result if:

  1.
  We do not pay any principal (or premium, if any) on any Senior Debt Security of that series on the due date for payment, or default is made on the payment of interest, and, in each case, such default continues for a period of 14 days from the due date for payment,

  2.
  Any covenant or warranty in the senior indenture (other than as stated above with respect to payments when due) has been breached in any material respect and that breach has not been remedied within 30 days of receipt by us of a written notice from the senior trustee, or receipt by us and the senior trustee of written notice of such breach from holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, requiring that the breach be remedied,

  3.
  Either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding up or for the winding up of the Principal Subsidiary (except, in the case of the Principal Subsidiary, for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or in the event of a voluntary solvent winding up where surplus assets are available for distribution),

  4.
  We or the Principal Subsidiary stop or threaten to stop payments to creditors generally or we or the Principal Subsidiary cease or threaten to cease to carry on our or its business or substantially the whole of our or its business (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or, in the case of the Principal Subsidiary, in the event of a voluntary solvent winding up where surplus assets are available for distribution),

  5.
  An encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of our undertaking, property and assets or the whole or substantial part of the undertaking, property and assets of the Principal Subsidiary, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of our chattels or property or the whole or substantial part of the chattels or property of the Principal Subsidiary and, in the case of any of the foregoing events, is not discharged within 60 days,

  6.
  We or the Principal Subsidiary are unable to pay debts within the meaning of Section 123(2) of the Insolvency Act 1986 of the United Kingdom,

  7.
  Our indebtedness or the indebtedness of the Principal Subsidiary for moneys borrowed (as defined below), which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefor, or is declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of indebtedness for moneys borrowed of any third party that we or the Principal Subsidiary have given (having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, our liability or the liability of the Principal Subsidiary, as the case may be, to make payment is not being contested in good faith, or

  8.
  The Principal Subsidiary shall cease to be our Subsidiary, except pursuant to an amalgamation, reconstruction or winding-up the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or a voluntary solvent winding-up where surplus assets are available for distribution.

        "Indebtedness for moneys borrowed" means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) which neither we nor any of our Subsidiaries beneficially owns for the time being.

        For the purposes of paragraph 8 above and the definition of "Indebtedness for moneys borrowed," "Subsidiary" has the same meaning given to it in "Senior Debt Securities—Negative Pledge."

        If an Event of Default occurs and is continuing, the senior trustee or the holders of at least 25% of the outstanding debt securities of that series may, at their discretion, declare the outstanding debt securities of that series to be due and repayable immediately (and the outstanding debt securities of that series will thereby become due and repayable) at their outstanding principal amount (or such other repayment amount as may be specified in or determined in accordance with the applicable prospectus supplement) together with accrued interest, if any (and premium, if any, thereon) as provided in the applicable prospectus supplement. The senior trustee may, at its discretion and without further notice, institute such proceedings as it may think suitable against us to enforce payment.

        Subject to the senior indenture provisions for the indemnification of the senior trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the senior trustee for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to the debt securities of the series. However, the senior trustee may refuse to follow any direction that is in conflict with any rule of law or the senior indenture or is unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction or which would subject the senior trustee to personal liability. The senior trustee may also take any other action, consistent with the direction, that it deems proper.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any Event of Default with respect to the series, except any default in respect of either:

  •
  the payment of principal of, or any premium, or interest, on any Senior Debt Securities or

  •
  a covenant or provision of the senior indenture which cannot be modified or amended without the consent of each holder of the outstanding Senior Debt Securities of that series.

        The senior trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Senior Debt Securities, the senior trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

        We will furnish the senior trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the senior trustee with written notice within five days of our becoming aware of any Event of Default, or default that could mature into an Event of Default, under the senior indenture.

        Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the senior trustee's consent, to sue for any payments due but unpaid with respect to such holder's Senior Debt Securities.

        Beneficial owners of Senior Debt Securities held in street name should consult their banks or brokers for information on how to give notice or direction to or make a request of the senior trustee and how to waive an Event of Default.

Events of Default and Defaults—Subordinated Debt Securities

        An "Event of Default" with respect to each series of Subordinated Debt Securities shall only occur if (i) an order is made by a court of competent jurisdiction and is not successfully appealed within 30 days of the making of such order, or an effective shareholders' resolution is validly adopted, for our winding up (except in the case of a winding up solely for the purpose of a reconstruction or amalgamation or substitution in place of Prudential of a successor in business in each case where the Subordinated Debt Securities remain outstanding and are assumed by such successor in business on terms previously approved in writing by the holders of not less than 75% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series); or (ii) any other events of default provided with respect to securities of that series as set forth in the applicable supplemental indenture. If any such Event of Default with respect to any particular series of Subordinated Debt Securities occurs and is continuing, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series may declare the entire principal amount of (including premium, if any, on), or (in the case of Discounted Securities) such lesser amount as may be provided for with respect to such debt securities, all the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to us (and to the subordinated trustee if given by holders).

        Unless otherwise provided in the applicable prospectus supplement, upon any such declaration of acceleration such principal or such lesser amount, as the case may be, including premium, if any, thereon, together with any accrued interest and all other amounts owing thereunder shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which we have expressly waived. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

        A "Payment Default" with respect to a series of Dated Subordinated Debt Securities shall, unless otherwise provided in the applicable prospectus supplement, occur if we fail to pay, or set aside, principal of (or premium, if any, on) or accrued interest, if any, on any such Subordinated Debt Security when due, and such failure continues for 14 days, provided that, unless otherwise provided in the applicable prospectus supplement,

  •
  if we do not pay, or set aside, an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities, or

  •
  if we do not pay, or set aside, all or any part of the principal of (or premium, if any, on) any such Dated Subordinated Debt Securities on the Stated Maturity (if any) or any other date set for redemption, then, the failure to make or set aside such payment shall not constitute a Payment Default and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the applicable Deferred Interest Payment Date and (ii) in the case of a payment of principal (or premium), the Deferred Principal Payment Date.

        If any Payment Default shall occur, the subordinated trustee may commence:

  •
  a proceeding in England and Wales (but not elsewhere) for our winding up or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Subordinated Debt Security to be due and payable.

        A "Perpetual Security Default" with respect to a series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be, shall, unless otherwise provided in the applicable prospectus supplement, occur if:

  •
  we fail to pay or set aside for payment the amount due to satisfy any interest payment on a Compulsory Interest Payment Date, and such failure continues for 14 days or

  •
  we fail to pay or set aside a sum to provide for payment of the principal amount of such Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be, any accrued but unpaid interest and any Deferred Interest on a date set for redemption, as may be postponed from time to time, and such failure continues for 14 days, provided that

  •
  if we do not pay, or set aside, an installment of interest of any Compulsory Interest Payment Date, or

  •
  if we do not pay, or set aside, all or any part of the principal of (or premium, if any, on), any accrued but unpaid interest and any Deferred Interest on any such Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be, on a date set for redemption, then, the failure to make or set aside such payment shall not constitute a Perpetual Security Default and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the date upon which we pay a dividend on any class of our share capital or we make any payment on any series of debt securities ranking junior to or pari passu with such series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be, and (ii) in the case of a payment of principal (or premium, if any), any accrued but unpaid interest or any Deferred Interest on a date set for redemption, the first Business Day after the date that falls six months after such payment was originally due.

        If any Perpetual Security Default shall occur and is continuing in respect of any series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, the subordinated trustee may commence:

  •
  a proceeding in England and Wales (but not elsewhere) for our winding-up or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Perpetual Subordinated Capital Securities to be due and payable.

        A "Payment Event" with respect to a series of Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities shall, unless otherwise provided in the applicable prospectus supplement, occur when a relevant payment of principal or interest in respect of a Perpetual Subordinated Debt Security or Perpetual Subordinated Capital Security would have become due, but for the Solvency Condition not being satisfied, and such failure continues for fourteen days following the date on which such payment is due, and the Solvency Condition is not satisfied at the end of such fourteen-day period. In this event, such failure to pay will not constitute a Payment Default or Perpetual Security Default, as the case may be, but instead will constitute a "Payment Event." However, it shall not be a Payment Event, Payment Default or Perpetual Security Default if such sums were not paid in order to comply with a statute, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such statute, regulation or order, it shall not be a Payment Event, Payment Default or Perpetual Security Default if we act on the advice given to us and to the subordinated trustee, in the form of a legal opinion acceptable to the subordinated trustee. However, the subordinated trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises that the action is appropriate and reasonable. In this case, we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the subordinated trustee gives us written notice informing it of the determination.

        On any Payment Event, the subordinated trustee may institute proceedings in England and Wales (but not elsewhere) for our winding up, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums so due and unpaid.

        Subject to the subordinated indenture provisions for the indemnification of the subordinated trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the subordinated trustee for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the debt securities of that series. However, the subordinated trustee may refuse to follow any direction that is in conflict with any rule of law or the subordinated indenture or is unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction or which would subject the subordinated trustee to personal liability. The subordinated trustee may also take any other action, consistent with the direction, that it deems proper.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the outstanding Subordinated Debt Securities of any affected series may waive any Event of Default, Payment Default, Perpetual Security Default and Payment Event with respect to the series, except any default in respect of either:

  •
  the payment of principal of, or any premium, or interest, on any Subordinated Debt Securities or

  •
  a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of the outstanding Subordinated Debt Securities of that series.

        The subordinated trustee will, within 90 days of an Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to Subordinated Debt Securities of any series, give to each holder of the Subordinated Debt Securities of the affected series notice of any such default it knows about, unless such default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest or Deferred Interest, if any, on the affected Subordinated Debt Securities, the subordinated trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

        If we fail to perform or observe any of our respective obligations or covenants under any series of Subordinated Debt Securities or the subordinated indenture (other than any obligation or covenant (i) with respect to the payment of any principal or interest on the Subordinated Debt Securities of such series or (ii) which has expressly been included in the subordinated indenture solely for the benefit of Subordinated Debt Securities other than the Subordinated Debt Securities of such series) and such failure continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to us by the subordinated trustee or to us and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series a written notice specifying such default or breach and requiring it to be remedied, then the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may institute such proceedings or take such other actions as they shall determine in their sole discretion to enforce such obligation or covenant; provided that we shall not as a consequence of such proceedings or other actions be obliged to pay any sum or sums representing or measured by reference to the principal or interest in respect of the Subordinated Debt Securities of such series sooner than the same would otherwise have been due and payable.

        We will furnish the subordinated trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the subordinated trustee with written notice within five days of our becoming aware of any Event of Default, or default that could mature into an Event of Default, under the subordinated indenture.

        By acceptance of the Subordinated Debt Securities, holders of such Subordinated Debt Securities and the subordinated trustee, on behalf of such holders, will be deemed to have waived any right of set-off or counterclaim that such holders might otherwise have against us whether prior to or in any bankruptcy or winding up. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Subordinated Debt Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

        Holders of Subordinated Debt Securities of any series may not enforce the subordinated indenture or Subordinated Debt Securities, except as described in the preceding paragraphs; provided that each holder of Subordinated Debt Securities will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, including Deferred Interest, as may be set forth in the applicable prospectus supplement, if any, on such Subordinated Debt Securities on the respective Stated Maturities, if any, thereof or on the date any such payment is otherwise due and payable as provided in the subordinated indenture or the Subordinated Debt Securities. Notwithstanding the foregoing, following delivery of a Deferral Notice, in the circumstances and to the extent provided for in the applicable prospectus supplement, we will be entitled to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Judgment Currency

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. The statutory law of the State of New York provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        If, for the purpose of obtaining a judgment in any court with respect to any of our obligations under the applicable indenture or debt security, as the case may be, it shall become necessary to convert into any other currency or currency unit any amount due under such indenture or debt security, as the case may be, then the conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the indentures require us to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount then due under such indenture or debt security, as the case may be. We will not, however, be required to pay more in the currency or currency unit due under such indenture or debt security, as the case may be, at the Market Exchange Rate as in effect on the Judgment Date than the amount stated in U.S. dollars to be due under such indenture or debt security, as the case may be, so that in any event our obligations under such indenture or debt security, as the case may be, will be effectively maintained as obligations in U.S. dollars and we shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

Consolidation, Merger and Sale or Lease of Assets

        So long as any debt security of a series remains outstanding, we may not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person (as defined in the indentures) unless:

  •
  the corporation formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of substantially all or all of our properties and assets, shall:

  (a)
  be a corporation or other person organized and validly existing under the laws of any country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time) and

  (b)
  expressly assume, by an amendment to the applicable indenture that is executed and delivered in form reasonably satisfactory to the applicable trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England),

  (i)
  the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, on all of the debt securities of such a series,

      (ii)
      the performance of every covenant of the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of a series of debt securities other than such debt securities) and of such debt securities on our part to be performed,

      (iii)
      such assumption shall provide that such corporation or person shall pay to the holder of any such debt securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, on such debt securities will not be less than the amounts provided for in such debt securities to be then due and payable and

      (iv)
      with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in "Payments of Additional Amounts" above, as applied to such corporation or person and, if applicable, such other country),

  •
  immediately after giving effect to such transaction, no Event of Default with respect to Senior Debt Securities of such a series or no Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to Subordinated Debt Securities of such a series, as the case may be, and no event which, after notice or lapse of time, or both, would become an Event of Default, Payment Default, Perpetual Security Default or Payment Event, as the case may be, with respect to such debt securities, shall have occurred and be continuing and

  •
  we have delivered to the applicable trustee a certificate signed by two duly authorized officers and an opinion of counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such amendment to the applicable indenture evidencing the assumption by such corporation or person comply with the applicable indenture and that all conditions precedent provided for in the applicable indenture relating to such transaction have been met.

        Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of our rights and powers under the applicable indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the applicable indenture and such debt securities.

Satisfaction and Discharge

        Except as may otherwise be set forth in the prospectus supplement relating to the debt securities of a series, the indentures provide that we will be discharged from our obligations under the debt securities of a series (with certain exceptions) at any time prior to the Stated Maturity, if any, or redemption of such debt securities, including any redemption permitted under the terms of the subordinated indenture relating to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, when:

  •
  we have irrevocably deposited with or to the order of the applicable trustee, in trust,

  (a)
  sufficient funds in the currency, currencies, currency unit or units in which such debt securities are payable (without consideration of any reinvestment thereof) to pay the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, and

      Additional Amounts, if any, on such debt securities to the Stated Maturity, if any (or redemption date), or

    (b)
    such amount of U.S. Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay when due the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, and Additional Amounts, if any, to the Stated Maturity, if any (or redemption date) on such debt securities, or

    (c)
    such amount equal to the amount referred to in clause (a) or (b) in any combination of currency or currency unit or U.S Government Obligations and delivered a certificate of a firm of independent public accountants to the applicable trustee verifying that the combination of funds is sufficient for purposes of clause (a) or (b),

  •
  we have paid all other sums payable with respect to such debt securities,

  •
  we have delivered to the applicable trustee an opinion of counsel in form and substance acceptable to the trustee to the effect that:

  (a)
  we have received from, or there has been published by, the Internal Revenue Service a ruling, or

  (b)
  since the date of the applicable indenture there has been a change in applicable U.S. federal income tax law,

    in either case to the effect that, and based upon which such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred and

  •
  certain other conditions are met.

        Upon such discharge, the holders of the debt securities of such a series shall no longer be entitled to the benefits of the terms and conditions of the applicable indenture and debt securities, except for certain provisions, including registration of transfer and exchange of such debt securities and replacement of mutilated, destroyed, lost or stolen debt securities of such a series, and shall look for payment only to such deposited funds or obligations.

        In addition, under the requirements of the U.K. Financial Services Authority at the date of this prospectus, any such discharge with respect to the Perpetual Subordinated Debt Securities, Perpetual Subordinated Capital Securities and (save for a redemption on their Stated Maturity) Dated Subordinated Debt Securities of any series would require the providing of notice to, and receipt of no objection from, the U.K. Financial Services Authority.

        "U.S. Government Obligations" means non-callable:

  •
  direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for which its full faith and credit are pledged or

  •
  obligations of a person controlled or supervised by, and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America.

Conversion or Exchange

        The applicable prospectus supplement may provide for the conversion or exchange of Dated Subordinated Debt Securities into preference shares upon the terms and conditions set forth therein.

Except as otherwise specified in the applicable prospectus supplement, we will also have the option to convert or exchange, in whole but not in part, the Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series into preference shares upon the terms and conditions set forth in such prospectus supplement.

Supplemental Indentures

        The indentures contain provisions permitting us and the applicable trustee:

  •
  without the consent of the holders of any debt securities issued under the applicable indenture, to execute supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or inconsistency, make any change that does not have a material adverse effect on the rights of any holder of such debt securities or establish the terms of a particular series of debt securities and

  •
  with the consent of the holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding debt securities of each series of debt securities issued under the applicable indenture and affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of modifying in any manner the rights of holders of any such debt securities under the applicable indenture, provided, that, in each case, no such supplemental indenture may, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the Stated Maturity, if any, of the principal of or interest on any such debt security, or change the terms of any Perpetual Subordinated Debt Security or Perpetual Subordinated Capital Security to include a Stated Maturity of the principal amount of any such debt security, or reduce the principal amount of any such debt security or the rate of interest thereon, if any, or the Deferred Interest thereon, if any, or any premium or principal payable upon redemption thereof, or change any of our obligations to pay additional amounts thereon, or change any Place of Payment or time of payment where, or change the currency in which, any such debt security or the principal of or interest, if any, thereon is payable, or reduce the premium payable upon any redemption or repurchase of such debt securities or change the time at which such debt securities may or must be redeemed or repurchased to the detriment of any holder, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, if any, thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date),

  •
  reduce the percentage in aggregate principal amount of such outstanding debt securities of any particular series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences that is provided for in the applicable indenture,

  •
  change the terms and conditions (i) under which the debt securities are convertible or exchangeable into preference shares or (ii) of the preference shares into which debt securities may be convertible or exchangeable, in each case, in any manner that has a material adverse effect on the rights of any holder of such debt securities,

  •
  change any of our obligations to maintain an office or agency in the places and for the purposes specified in the applicable indenture,

  •
  modify certain of the provisions of the applicable indenture pertaining to the waiver by holders of such debt securities of defaults and the waiver by holders of such debt securities of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of debt securities or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each such debt security affected thereby or

  •
  in the case of Subordinated Debt Securities, change in any manner adverse to the interests of the holders of such outstanding Subordinated Debt Securities the subordination provisions of such Subordinated Debt Securities.

        In addition, a material variation in the terms and conditions of the Subordinated Debt Securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, Events of Default, Payment Defaults, Perpetual Security Defaults or Payment Events with respect to such Subordinated Debt Securities, may require the providing of notice to, and receipt of no objection from, the U.K. Financial Services Authority.

Waivers

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities issued under the applicable indenture and affected thereby, may on behalf of the holders of all such debt securities waive our compliance with certain restrictive provisions of the applicable indenture as pertain to our corporate existence, our maintenance of certain agencies or, solely with respect to Senior Debt Securities, as pertain to the negative pledge covenant as described under "Senior Debt Securities—Negative Pledge" above. The holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding debt securities of a series issued under the applicable indenture may on behalf of the holders of all such debt securities of such series waive defaults under the applicable indenture, except defaults in the payment of the principal of (and premium, if any, on) and interest, if any, on any such debt security or in respect to a covenant or a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such a series.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the outstanding debt securities of a series, create and issue under the applicable indenture further debt securities of such series ranking pari passu with such outstanding debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that any further debt securities of such series shall be consolidated and form a single series with the outstanding debt securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding debt securities.

Notices

        Notices to holders of Registered Debt Securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

        We, the trustees and any of our agents or of the trustees may treat the registered owner of any Registered Debt Security as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

        The senior indenture and the Senior Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

        In accordance with the guidelines of the U.K. Financial Services Authority, the subordination provisions in the subordinated indenture and with respect to the Subordinated Debt Securities will be governed by and construed in accordance with English law, with the intention that such provisions be given full effect in any insolvency proceeding relating to us in England and Wales. All other provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Senior Trustee

        The senior indenture provides that the senior trustee will have no obligations other than the performance of such duties as are specifically set forth in such senior indenture, except that, if an Event of Default has occurred and is continuing, the senior trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the senior indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of Senior Debt Securities, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to the senior trustee against any loss, liability or expense, and then only to the extent required by the terms of the senior indenture.

Concerning the Subordinated Trustee

        The subordinated indenture provides that the subordinated trustee will have no obligations other than the performance of such duties as are specifically set forth in such subordinated indenture, except that, if an Event of Default, Payment Default, Perpetual Security Default or Payment Event has occurred and is continuing, the subordinated trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the subordinated indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request of any holder of Subordinated Debt Securities, unless such holder shall have offered to the subordinated trustee security and indemnity satisfactory to the subordinated trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture.

DESCRIPTION OF THE PREFERENCE SHARES

        The following is a summary of the general terms of the preference shares of any series that may be offered pursuant to this prospectus, including any preference shares that may be issuable upon conversion or exchange of a class of Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities. The preference shares will be offered in the form of American depositary shares ("ADSs"). The general terms of a particular series of preference shares will be summarized in the prospectus supplement relating to the series of preference shares or the debt securities that are convertible or exchangeable into preference shares of that series. The general terms of a particular series of preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. This summary does not purport to be complete and is subject to, and qualified by, our Articles and any resolutions passed by our board of directors or a committee thereof in connection with an issuance of preference shares. A copy of the Articles has been filed as exhibit to the registration statement and copies of the relevant resolutions will be filed in connection with the applicable prospectus supplement. Currently, we do not have outstanding any series of preference shares.

General

        Under our Articles, our board of directors or a committee authorized by it can authorize the issuance of one or more series of preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit, including dollar-denominated preference shares with a nominal value of $0.01 per share (the "dollar preference shares"), pounds sterling-denominated preference shares with a nominal value of £0.01 per share (the "sterling preference shares") or euro-denominated preference shares with a nominal value of €0.01 per share (the "euro preference shares"), subject to the limitations set out in our Articles. For each preference share of a particular series that is issued, an amount equal to the share's nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share's issue price and its nominal value in general will be credited to our share premium account.

        Unless otherwise provided in the applicable prospectus supplement, the preference shares of a series will be dollar preference shares with a nominal value per share, dividend rights, redemption price and liquidation value per share stated in U.S. dollar-denominated terms, and will be issued only in fully paid form.

        Unless otherwise provided in the applicable prospectus supplement, the preference shares of any series will initially be issued in bearer form and deposited with Citibank, N.A. (the "depositary bank"), against the issuance of ADSs, evidenced by American Depositary Receipts ("ADRs"), upon receipt of payment for the preference shares. The preference shares of a particular series deposited under the Deposit Agreement will be represented by ADSs of a corresponding series. Preference shares of any series withdrawn from deposit under the Deposit Agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the preference shares of that series. Preference shares of each series that are withdrawn from deposit will be transferable separately. See "Description of American Depositary Shares."

        The holder may transfer title to preference shares of any series in registered form only by transfer and registration on the register for the preference shares of the relevant series. Preference shares of any series in registered form may not be exchanged, in whole or in part, for preference shares of the series in bearer form. The registration of transfer of preference shares of any series may be made only on the register for the preference shares of the series kept by the registrar at its office in the United Kingdom.

See "Registrar and Paying Agent" below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. English law does not currently limit the right of non-resident or foreign owners to acquire freely preference shares of any series or, when entitled to vote preference shares of a particular series, vote freely the preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of preference shares of any series.

        The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the preference shares of a particular series states otherwise. The holder of the preference shares should pay particular attention to the following specific terms relating to his or her particular series of shares, including:

  •
  the designation of the preference shares of the series and number of shares offered in the form of ADSs;

  •
  the liquidation value per share of the preference shares of the series;

  •
  the price at which the preference shares of the series will be issued;

  •
  the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

  •
  any redemption provisions; and

  •
  any other rights, preferences, privileges, limitations and restrictions related to the preference shares of the series.

Dividends

        The holders of the preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution (which will be determined in accordance with the Articles and the Companies Act 1985 or, as the case may be, the Companies Act 2006) on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

        The prospectus supplement relating to each series of preference shares (or, in the case of debt securities convertible or exchangeable into preference shares, the prospectus supplement relating to such debt securities) shall designate whether dividends on the preference shares to be issued, either directly or upon conversion or exchange, are cumulative or non-cumulative.

        Unless the prospectus supplement relating to the preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors' opinion, not sufficient to enable us to pay in full on the same date both dividends on the preference shares of the series and the dividends on any other shares that have an equal right to dividends as the preference shares of that series, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the preference shares, and second, to pay dividends on the preference shares of the series and any other shares ranking equally with the preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and, in the event that we issue cumulative preference shares, any arrears on past cumulative dividends on any shares ranking equally in the right to dividends with the preference shares of that series. In accordance with the Companies Act 1985 or, as the case may be, the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

        The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. Unless the prospectus supplement relating to the preference shares of a particular series states otherwise, the dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

        In the case of preference shares of any series that we designate as non-cumulative, if a dividend, or a portion of it, on the preference shares of such series is not required to be paid and is not paid on the relevant date scheduled for payment, then holders of preference shares of such series will lose the right they had to a dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the preference shares of such series are paid for any future dividend period.

        We will fix a date to pay dividends on the preference shares of any series to the record holders who are listed on the register as the holders of the preference shares on the relevant record date. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a U.S. dollar check drawn on a bank in London or New York City and mailed to the holder at the address that appears on the register for the preference shares. If the date we have scheduled to pay dividends on the preference shares of any series is not a day on which banks in London and New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of ADSs, see "Description of American Depositary Shares—Dividends and Other Distributions."

        Unless the prospectus supplement relating to the preference shares of a particular series states otherwise, if we have not paid the dividend payable, if any, on our preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted to declare or pay dividends or distributions on any class of our shares ranking junior to, or pari passu with, in the right to dividends our preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends payable, if any, on our preference shares of such series and those ranking equally as to dividends with the preference shares of such series for the same dividend period or for such other additional periods as may be specified in the prospectus supplement relating to preference shares of that series.

        Except as provided in this prospectus and in the prospectus supplement relating to the preference shares of a particular series, the holders of the preference shares of any series do not have the right to share in our profits.

Liquidation Rights

        On a return of capital on a winding-up or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking equal to or in priority to the series will be entitled to receive payment in U.S. dollars out of any assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking below the preference shares of the series. Preference shareholders will be entitled to a payment equal to the amount paid up (or credited as paid up) on each preference share together with any premium on such share as may be determined in accordance with the prospectus supplement relating to such preference share plus, in the case of any series of cumulative preference shares, if any, accrued dividends unless there are insufficient assets available for distribution in which case preference shareholders will be entitled to share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. Preference shareholders will have no further right to participate in a return of capital.

Redemption and Purchase

        Unless the relevant prospectus supplement specifies otherwise and subject to the Companies Act 1985 (as amended) or, as the case may be, the Companies Act 2006 of Great Britain, we will have the right, at our option, to redeem the whole or any part of any series of preference shares at certain times determined in accordance with our Articles, which shall not be earlier than the fifth anniversary of the date of original issue of the preference shares of the series. In respect of each dollar preference share redeemed, we shall pay in U.S. Dollars the aggregate of the nominal value of such preference share and any premium credited as paid up on such share at the time it was issued, together with accrued dividends as at the date of redemption and a redemption premium calculated pursuant to a formula set forth in the applicable prospectus supplement, which formula shall be chosen by us from among several possible formulas set forth in our Articles.

        If we wish to redeem preference shares of any series, we must provide notice to the depositary bank and each record holder of the preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

  •
  the redemption date,

  •
  the particular preference shares to be redeemed,

  •
  the redemption price (including, in the case of any series of cumulative preference shares, if any, details of any accrued dividends to be included and stating that dividends on the preference shares will cease to accrue on redemption), and

  •
  the place or places where documents of title relating to the preference shares are to be presented for redemption and payment for them will be made.

        The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the preference shares due for redemption will cease accruing on the relevant redemption date. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a U.S. dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or New York City. The holder of the preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment payable in these circumstances. Preference shares will only be treated as redeemed when, and dividends will continue to accrue until, all redemption payments together with all accrued dividends have been paid. For information regarding redemption of preference shares represented by ADSs, see "Description of American Depositary Shares—Redemption of ADSs."

        We may, unless the relevant prospectus supplement specifies otherwise, at any time purchase outstanding preference shares of any series in the open market, by tender to all holders of preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles, applicable law (including the Companies Act 1985 or, as the case may be, the Companies Act 2006 and U.S. federal securities laws) and applicable regulations of the U.K. Financial Services Authority in its capacity as the United Kingdom Listing Authority. Any preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing requirements of the U.K. Financial Services Authority and except as may be otherwise indicated to us by the U.K. Financial Services Authority, we can redeem or purchase preference shares of any series only if we have given at least six months' notice to the U.K. Financial Services Authority and the U.K. Financial Services Authority has consented to such redemption (including consent in the form of the grant of a waiver) prior to such redemption date.

Voting Rights

        The holders of the preference shares having a registered address within the United Kingdom will be entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as otherwise set forth in the prospectus supplement relating to any particular series of preference shares.

        Holders of the preference shares may have the right to vote separately as a class in the circumstances described below under the heading "Variation of Rights."

Variation of Rights

        The rights, preferences or restrictions attached to the preference shares may be varied by the consent in writing of the holders of at least three-quarters of the preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of preference shares as a single class regardless of series.

        The rights, preferences or restrictions of any particular series of preference shares may be varied on a different basis to other series of preference shares by the consent in writing of the holders of at least three-quarters of the preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of preference shares of that series.

        An extraordinary resolution requires the approval of at least three-quarters of those shareholders who are entitled to attend and vote in respect of the resolution. Two persons holding or representing by proxy at least one-third of the outstanding preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

        We may create or issue any shares of any class, or any securities convertible or exchangeable into shares of any class, that rank equally with the preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the preference shares, without the rights of the preference shares of any series being deemed to be varied or abrogated.

        The rights attached to the preference shares will not be deemed to be varied or abrogated by any purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such preference shares.

Registrar and Paying Agent

        Our registrar, Equiniti Limited, presently located at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, England, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

        Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, 14th Floor, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London, located at Citigroup Centre, 25 Canada Square, London, E14 5LB.

        We appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-117706 when retrieving such copy.

        This is a summary description of the material terms of the ADSs and of the material rights of an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

        Each ADS represents the right to receive one preference share on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of preference shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

  Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the Custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

  Distributions of Shares

        Whenever we make a free distribution of preference shares for the securities on deposit with the custodian, we will deposit the applicable number of preference shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the preference shares deposited or modify the ADS-to-preference shares ratio, in which case each ADS you hold will represent rights and interests in the additional preference shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-preference shares ratio upon a distribution of preference shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new preference shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the preference shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

  Distribution of Rights

        Whenever we intend to distribute rights to purchase additional preference shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new preference shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

  •
  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

  •
  We fail to deliver satisfactory documents to the depositary bank; or

  •
  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

  Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practical and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash of additional ADSs, depending on what a shareholder in England would receive upon failing to make an election, as more fully described in the deposit agreement.

  Other Distributions

        Whether we intend to distribute property other than cash, preference shares or rights to purchase additional preference shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

  •
  We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

  •
  We do not deliver satisfactory documents to the depositary bank; or

  •
  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such sale will be distributed to holders as in the case of a cash distribution.

  Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will mail notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Preference Shares

        The preference shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such preference shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the preference shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Preference Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposit preference shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the preference shares to the custodian. Your ability to deposit preference shares and receive ADSs may be limited by legal considerations in the U.S. and England and Wales applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the preference shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of preference shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

  •
  The preference shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

  •
  All preemptive (and similar) rights, if any, with respect to such preference shares have been validly waived or exercised.

  •
  You are duly authorized to deposit the preference shares.

  •
  The preference shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

  •
  The preference shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfer of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying preference shares at the custodian's offices. Your ability to withdraw the preference shares may be limited by U.S. and English and Welsh considerations applicable at the time of withdrawal. In order to withdraw the preference shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the preference shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the preference shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  Temporary delays that may arise because (i) the transfer books for the preference shares or ADSs are closed, or (ii) preference shares are immobilized on account of a shareholders' meeting or a payment of dividends.

  •
  Obligations to pay fees, taxes and similar charges.

  •
  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the preference shares represented by your ADSs. The voting rights of holders of preference shares are described in "Description of Preference Shares—Voting Rights".

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by the ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

	Service	Fees
•	Issuance of ADSs	Up to U.S. 5¢ per ADS issued
•	Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
•	Exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS issued
•	Distribution of cash dividends	No fee (so long as prohibited by NYSE)
•	Distribution of ADSs pursuant to stock dividend or other free stock distributions	No fee (so long as prohibited by NYSE)
•	Distributions of cash proceeds (i.e., upon sale of rights or other entitlements)	Up to U.S. 2¢ per ADS held
•	Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per share (or share equivalent) distributed
•	Annual Depositary Services Fee
To the extent permitted by the exchange upon which ADSs are listed, annually up to U.S. 2¢ per ADS held at the end of each calendar year, except to the extent of any cash dividend fee(s) charged during such calendar year

        As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

  •
  Fees for the transfer and registration of preference shares charged by the registrar and transfer agent for the preference shares in England (i.e., upon deposit and withdrawal of preference shares).

  •
  Expenses incurred for converting foreign currency into U.S. dollars.

  •
  Expenses for the cable, telex and fax transmissions and for delivery of securities.

  •
  Taxes and duties upon the transfer of securities (i.e., when preference shares are deposited or withdrawn from deposit).

  •
  Fees and expenses incurred in connection with the delivery or servicing of preference shares on deposit.

        We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the preference shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.

        Upon termination, the following will occur under the deposit agreement:

  •
  For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the preference shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those preference shares on the same terms as prior to the termination. During such six-month period the depositary bank will continue to collect all distributions received on the preference shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

  •
  After the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the depositary agreement without negligence or bad faith.

  •
  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in preference shares, for the validity or worth of the preference shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  We and the depositary disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Memorandum and Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Memorandum and Articles of Association or in any provisions of securities on deposit.

  •
  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting preference shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of preference shares but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

  •
  We and the depositary bank also disclaim any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

        The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of preference shares or release preference shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holders.

CLEARANCE AND SETTLEMENT

        Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, Clearstream and Euroclear. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the debt securities will be cleared and settled on a delivery against payment basis.

        Global Securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement. The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor's interest in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors' interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

        DTC has advised us as follows:

  •
  DTC is:

  (a)
  a limited purpose trust company organized under the laws of the State of New York,

    (b)
    a "banking corporation" within the meaning of New York Banking Law,

    (c)
    a member of the Federal Reserve System,

    (d)
    a "clearing corporation" within the meaning of the Uniform Commercial Code and

    (e)
    a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

        Clearstream has advised us as follows:

  •
  Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

  •
  Clearstream's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

        We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

        DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

        Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

        We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

        Secondary market trading of the debt securities between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Accountholders

        We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

        A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream accountholder. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment by the common depositary or free of payment.

        The beneficial interests in the debt securities will be credited by DTC to the common depositary. Euroclear or Clearstream, as applicable, will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

        Euroclear or Clearstream accountholders will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, accountholders may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, accountholders can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream accountholders purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each accountholder's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the common depositary on behalf of Euroclear or

Clearstream accountholders. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

        This section discusses the material U.K. and U.S. federal income tax consequences of the ownership of the debt securities, the preference shares and the ADSs. This summary applies to you only if:

  •
  you are an individual U.S. citizen or resident, a U.S. corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the securities;

  •
  you purchase the securities in their original issuance at the issue price, and you hold such securities as capital assets for tax purposes; and

  •
  if you are an individual, you are not and have not recently been resident or ordinarily resident in the United Kingdom for U.K. tax purposes, and do not hold the securities for the purposes of a trade, profession, or vocation that you carry on in the United Kingdom through a branch or agency or if you are a corporation, you are not resident in the United Kingdom for U.K. tax purposes and you do not hold the securities for the purposes of a trade carried on in the United Kingdom through a permanent establishment in the United Kingdom.

        This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, persons that control (directly or indirectly) 10% or more of our voting stock, persons that elect mark-to-market treatment, persons that hold the securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction for tax purposes, and persons whose functional currency is not the U.S. dollar.

        The discussion that follows is of a general nature, and additional disclosure regarding the tax treatment of specific securities may be provided in the prospectus supplement for such instruments. To the extent there is any inconsistency in the discussion of tax consequences between this prospectus and the applicable prospectus supplement, you should rely on the discussion in the prospectus supplement.

        The statements regarding U.K. and U.S. tax laws set forth below are based on the laws in force on the date of this prospectus, which are subject to change, possibly on a retroactive basis.

        You should consult your own tax advisers as to the tax consequences of the purchase, ownership, and disposition of the securities in the light of your particular circumstances, including the effect of any state, local, or other national laws.

U.K. Taxation

Interest

        Payments of interest on the securities should be exempt from withholding or deduction for or on account of U.K. tax under the provisions of U.K. tax law relating to "quoted Eurobonds", provided that the securities are listed and remain listed on a "recognized stock exchange" within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange and the London Stock Exchange are currently recognized for these purposes. Accordingly, interest payments made on the securities should be payable without withholding or deduction for or on account of U.K. income tax.

Dividends

        Under current U.K. legislation, no U.K. withholding tax will be deducted from any dividends paid on the preference shares.

Purchase, Sale, and Retirement of Securities

        You will not be liable for U.K. taxation on capital gains realized on a sale or other disposal or redemption or conversion of the securities.

Disposals of Preference Shares or ADSs

        You will not be liable for U.K. taxation on capital gains upon a disposal of preference shares or ADSs.

Provision of Information

        Holders of securities who are individuals may wish to note that H.M. Revenue and Customs has the power to obtain information (including the name and address of the recipient or beneficial owner of the relevant payment) from any person in the United Kingdom who pays interest to an individual. H.M. Revenue and Customs also has the power to obtain such information from any person who pays amounts payable on the redemption of securities which are deeply discounted securities for the purposes of the Income Tax (Trading and Other Income) Act 2005. Information so obtained may, in certain circumstances, be exchanged by H.M. Revenue and Customs with the tax authorities of other jurisdictions.

U.S. Federal Income Taxation

U.S. Tax Status

        Under current law, preference shares, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be, and Dated Subordinated Debt Securities may be, treated as equity of the issuer for U.S. federal income tax purposes. Senior Debt Securities will generally be treated as debt for such purposes. Please consult the applicable prospectus supplement for information regarding the treatment of a particular instrument.

Securities Characterized as Debt for U.S. Tax Purposes

        Interest.    Payments or accruals of "qualified stated interest" (as defined below) on a Senior Debt Security or a Dated Subordinated Debt Security that is treated as debt for U.S. federal income tax purposes will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a security in a currency other than the U.S. dollar (a "foreign currency"), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you use the accrual method of tax accounting, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis taxpayer, you may elect to translate all interest income on such foreign currency-denominated securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the security.

        Original Issue Discount.    If we issue securities that are treated as debt at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the securities multiplied by the number of full years to their maturity, the securities will be "discount securities." The difference between the issue price and the stated redemption price at maturity of the securities will be the "original issue discount." The "issue price" of the securities will be the first price at which a substantial amount of the securities are sold to the public (i.e., excluding sales of securities to underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the securities other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in a discount security, you generally will be subject to the special tax accounting rules for original issue discount obligations. You should be aware that, as described in greater detail below, if you invest in a discount security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of a discount security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that security for all days during the taxable year that you own the security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of a discount security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. For initial holders, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

  •
  multiplying the "adjusted issue price" (as defined below) of the security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the security and the denominator of which is the number of accrual periods in a year; and

  •
  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a floating rate security, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the security bore interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the security on its date of issue or, in the case of some floating rate securities, the rate that reflects the yield that is reasonably expected for the security. Additional rules may apply if interest on a floating rate security is based on more than one interest index. The "adjusted issue price" of a discount security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the security in all prior accrual periods. All payments on a discount security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as payments of principal. The "annual yield to maturity" of a security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the security to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in a discount security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a security (i.e., the excess of all remaining payments to be received on the security, including payments of qualified stated interest, over the amount you paid for the security) under the constant yield method described above. If you purchase securities at a premium and if you make this election, you will also be deemed to have made the election (discussed below under "Premium") to amortize premium currently on a constant yield basis in respect of all other premium bonds that you hold.

        In the case of a discount security that is also a foreign currency security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by:

  •
  calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

  •
  translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period).

Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "Interest." Because exchange rates may fluctuate, if you are the holder of a discount security that is also a foreign currency security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        The rules set forth above will apply with certain modifications to securities treated as debt with a maturity of not more than one year, as discussed in the relevant prospectus supplement.

        Premium.    If you purchase a security that is treated as debt at a cost greater than the security's remaining redemption amount (i.e., the total of all future payments to be made on the security other than payments of qualified stated interest), you will be considered to have purchased the security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the security by the amount of the premium amortized during your holding period. In the case of premium on a foreign currency security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the security and the exchange rate on the date you acquired the security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the security. Therefore, if you do not elect to amortize premium and you hold the security to maturity, you generally will be required to treat the premium as capital loss when the security matures.

        Purchase, Sale, and Retirement of Securities.    Initially, your tax basis in a security that is treated as debt generally will equal the cost of the security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the security. If you purchase a security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. The amount of any subsequent adjustments to your tax basis in a security in respect of foreign currency-denominated original issue discount or premium will be determined in the manner described above. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        If you sell or exchange such a security, or if such a security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "Interest") and your tax basis in the security. If you sell or exchange a security for a foreign currency, or receive foreign currency on the retirement of a security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the security is disposed of or retired.

        Except as discussed below with respect to foreign currency gain or loss, the gain or loss that you recognize on a sale, exchange, or retirement of such a security generally will be capital gain or loss. Such gain or loss will be long-term capital gain or loss if you have held the security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Your ability to offset capital losses against ordinary income is limited.

        Despite the foregoing, gain or loss that you recognize on a sale, exchange, or retirement of a foreign currency security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the security.

        Indexed Notes and Other Notes Providing for Contingent Payments.    Special rules govern the tax treatment of certain debt obligations that provide for contingent payments. A description of tax considerations relating to such contingent debt obligations will be provided in the applicable prospectus supplement.

Securities Characterized as Equity for U.S. Tax Purposes

        Dividends.    If we pay dividends on preference shares, you must include those dividends in your income when you receive them. The dividends will be treated as foreign source income. If you receive dividend payments denominated in pounds sterling or euro, you should determine the amount of your dividend income by converting pounds sterling or euro, as applicable, into U.S. dollars at the applicable exchange rate in effect on the date of your (or the ADS Depositary's, in the case of ADSs) receipt of the dividend. Such dividends generally will not be eligible for the dividends received deduction allowed to U.S. corporations.

        Interest.    Payments of interest on Perpetual Subordinated Debt Securities, Perpetual Subordinated Capital Securities, or Dated Subordinated Debt Securities that are characterized as equity for U.S. federal income tax purposes will be treated as dividends. Accordingly, such payments generally will be includible in your income on the date of receipt without regard to your method of tax accounting. Payments made in a currency other than the U.S. dollar will be included in income in a U.S. dollar amount determined by reference to the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars.

        Purchase, Sale, and Retirement of Securities.    Your tax basis in a security that is treated as equity generally will equal the cost of the security to you. If you purchase a security that is denominated in a foreign currency, the cost to you (and therefore generally your tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        If you sell or exchange such a security, or if such a security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the security. If you sell or exchange a security for a foreign currency, or receive foreign currency on the retirement of a security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the security is disposed of or retired.

        Gain or loss that you recognize on a sale, exchange, or retirement of such a security generally will be capital gain or loss. Such gain or loss will be long-term capital gain or loss if you have held the security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Your ability to offset capital losses against ordinary income is limited.

U.S. Information Reporting and Backup Withholding

        The paying agent will be required to file information returns with the Internal Revenue Service with respect to payments made to certain U.S. holders. In addition, dividends, interest and proceeds from the sale or other disposition of preference shares, ADSs or debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters,

  •
  through dealers,

  •
  through agents or

  •
  directly to purchasers.

        The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters, any applicable commissions or discounts, and any securities exchanges on which the securities may be listed. The expenses we incur in connection with the issuance and distribution of the securities and the net proceeds to us will also be set forth in the prospectus supplement.

        If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

        Securities may also be sold through agents that we designate from time to time, or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Prudential plc in the ordinary course of business.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be continued by the persons participating in the offering at any time.

        In the event that securities of any series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for such securities.

LEGAL OPINIONS

        Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel, and by Slaughter and May, our English solicitors, and for the underwriters, dealers or agents by Cravath, Swaine & Moore LLP, London, England, their U.S. counsel, and by Freshfields Bruckhaus Deringer, their English solicitors.

EXPERTS

        Our consolidated financial statements and condensed financial statement schedule as at December 31, 2007 and December 31, 2006 and for each of the years ended December 31, 2007, 2006 and 2005 appearing in the 2007 Form 20-F and incorporated by reference herein have been incorporated by reference herein in reliance on the reports of KPMG Audit Plc, independent registered public accounting firm, appearing in the 2007 Form 20-F and incorporated by reference herein, upon the authority of said firm as experts in auditing and accounting.

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Prudential plc or any of the underwriters, dealers or agents. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Prudential plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prudential plc

Senior and Subordinated Debt Securities

Preference Shares

American Depositary Shares

Prospectus

September 8, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Article 196 of Prudential's articles of association provides:

        "The Company may indemnify any director, officer or employee of the Company or of any associated company against any liability and may purchase and maintain for any director, officer or employee of the Company or of any associated company insurance against any liability. No director of the Company or of any associated company shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company."

        Article 151 of Prudential's articles of association provides:

        "Without prejudice to the provisions of Article 196, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

  (a)
  a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

  (b)
  a trustee of any pension fund in which employees of the Company or any other body referred to in Article 151(a) is or has been interested,

  including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund."

        Sections 232 to 236 of the Companies Act 2006 provide as follows:

  "232. Provisions protecting directors from liability

  (1)
  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

  (2)
  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

  (a)
  section 233 (provision of insurance),

  (b)
  section 234 (qualifying third party indemnity provision), or

  (c)
  section 235 (qualifying pension scheme indemnity provision).

  (3)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

  (4)
  Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

  233. Provision of insurance

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

  234. Qualifying third party indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

  (2)
  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

        Such provision is qualifying third party indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director—

  (i)
  in defending criminal proceedings in which he is convicted, or

  (ii)
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

  (iii)
  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  (4)
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction, judgment or refusal of relief becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  The references in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 144(3) or (4) of the Companies Act 1985 or Article 154(3) or (4) of the Companies (Northern Ireland) Order 1986 (acquisition of shares by innocent nominee), or section 727 of the Companies Act 1985 or Article 675 of the Companies (Northern Ireland) Order 1986 (general power to grant relief in case of honest and reasonable conduct).(1)

(1)
As amended by transitional provisions under the Companies Act 2006 (Commencement No. 3, Consequential Amendments, Transitional Provisions and Savings) Order 2007. These transitional provisions are scheduled to be repealed on October 1, 2008 under the Companies Act 2006 (Commencement No. 5, Transitional Provisions and Savings) Order 2007, following which subsection (6) will read as follows: "The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct)."

  235. Qualifying pension scheme indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to a qualifying pension scheme indemnity provision.

  (2)
  Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

        Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  (4)
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.

  236. Qualifying indemnity provision to be disclosed in a directors' report

  (1)
  This section requires disclosure in directors' report of—

  (a)
  qualifying third party indemnity provision, and

  (b)
  qualifying pension scheme indemnity provision.

        Such provision is referred to in this section as "qualifying indemnity provision".

  (2)
  If when a directors' report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

  (3)
  If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

  (4)
  If when a directors' report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

  (5)
  If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force".

        Section 727 of the Companies Act 1985 provides as follows:

  "(1)
  If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms at it thinks fit.

  (2)
  If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

        Section 1157 of the Companies Act 2006(2) provides as follows:

(2)
Section 1157 of the Companies Act 2006 is scheduled to replace Section 727 of the Companies Act 1985 with effect from October 1, 2008 under the Companies Act 2006 (Commencement No. 5, Transitional Provisions and Savings) Order 2007.

        "1157. Power of court to grant relief in certain cases:

  (1)
  If in proceedings for negligence, default, breach of duty or breach of trust against—

  (a)
  an officer of a company, or

  (b)
  a person employed by a company as auditor (whether he is or is not an officer of the company),

  it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case

  (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust—

  (a)
  he may apply to the court for relief, and

  (b)
  the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper".

Item 9.    Exhibits

Number	Description
1	Form of Underwriting Agreement.
3	Articles of Association of the Registrant.*
4.1	Indenture relating to the senior debt securities dated September 8, 2008 between Prudential plc and Wilmington Trust Company.
4.2	Indenture relating to the subordinated debt securities dated September 8, 2008 between Prudential plc and Deutsche Bank Trust Company Americas.
4.3	Form of global share warrant representing preference shares in bearer form.**
4.4	Form of share certificate representing preference shares in registered form.**
4.5	Form of ADR Deposit Agreement.**
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Slaughter and May (included in 5.2 above).
24	Powers of attorney (included in the signature pages herein).
25.1	Statement of Eligibility and Qualification of Wilmington Trust Company, as Trustee on Form T-1 with respect to 4.1 above.
25.2	Statement of Eligibility and Qualification of Deutsche Bank Trust Company Americas, as Trustee on Form T-1 with respect to 4.2 above.

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on May 15, 2008.

**
Filed as an exhibit to Registration Statement No. 333-117208 and incorporated herein by reference.

Item 10.    Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (5)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

    (6)
    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Prudential plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on September 8, 2008.

PRUDENTIAL PLC
By:	/s/ MARK TUCKER
Name:	Mark Tucker
Title:	Group Chief Executive

        Know all persons by these presents that each of the undersigned constitutes and appoints Tidjane Thiam and John Foley, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 8, 2008.

By:	/s/ SIR DAVID CLEMENTI
Name:	Sir David Clementi
Title:	Chairman
By:	/s/ MARK TUCKER
Name:	Mark Tucker
Title:	Group Chief Executive, Executive Director
By:	/s/ TIDJANE THIAM
Name:	Tidjane Thiam
Title:	Chief Financial Officer, Executive Director
By:	/s/ CLARK MANNING
Name:	Clark Manning
Title:	President and Chief Executive Officer—Jackson National Life, Executive Director
By:	/s/ MICHAEL MCLINTOCK
Name:	Michael McLintock
Title:	Chief Executive—M&G, Executive Director

By:	/s/ BARRY STOWE
Name:	Barry Stowe
Title:	Chief Executive—Prudential Corporation Asia, Executive Director
By:	/s/ NICK PRETTEJOHN
Name:	Nick Prettejohn
Title:	Chief Executive—Prudential U.K. and Europe, Executive Director
By:	/s/ SIR WINFRIED BISCHOFF
Name:	Sir Winfried Bischoff
Title:	Non-Executive Director
By:	/s/ KEKI DADISETH
Name:	Keki Dadiseth
Title:	Non-Executive Director
By:	/s/ MICHAEL GARRETT
Name:	Michael Garrett
Title:	Non-Executive Director
By:	/s/ ANN GODBEHERE
Name:	Ann Godbehere
Title:	Non-Executive Director
By:	/s/ BRIDGET MACASKILL
Name:	Bridget Macaskill
Title:	Non-Executive Director
By:	/s/ KATHLEEN O'DONOVAN
Name:	Kathleen O'Donovan
Title:	Non-Executive Director
By:	/s/ JAMES ROSS
Name:	James Ross
Title:	Non-Executive Director
By:	/s/ LORD TURNBULL
Name:	Lord Turnbull
Title:	Non-Executive Director

By:	/s/ DAVID MARTIN
Name:	David Martin
Title:	Head of Group Financial Reporting and Development
By:	/s/ THOMAS MEYER
Name:	Thomas Meyer (on behalf of Jackson National Life Insurance Company)
Title:	Authorized Representative

EXHIBIT INDEX

Number	Description
1	Form of Underwriting Agreement.
3	Articles of Association of the Registrant.*
4.1	Indenture relating to the senior debt securities dated September 8, 2008 between Prudential plc and Wilmington Trust Company.
4.2	Indenture relating to the subordinated debt securities dated September 8, 2008 between Prudential plc and Deutsche Bank Trust Company Americas.
4.3	Form of global share warrant representing preference shares in bearer form.**
4.4	Form of share certificate representing preference shares in registered form.**
4.5	Form of ADR Deposit Agreement.**
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Slaughter and May (included in 5.2 above).
24	Powers of attorney (included in the signature pages herein).
25.1	Statement of Eligibility and Qualification of Wilmington Trust Company, as Trustee on Form T-1 with respect to 4.1 above.
25.2	Statement of Eligibility and Qualification of Deutsche Bank Trust Company Americas, as Trustee on Form T-1 with respect to 4.2 above.

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on May 15, 2008.

**
Filed as an exhibit to Registration Statement No. 333-117208 and incorporated herein by reference.

QuickLinks

CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS
EXCLUSIVE JURISDICTION
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
FORWARD-LOOKING STATEMENTS
PRUDENTIAL PLC
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
CAPITALIZATION AND INDEBTEDNESS
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE PREFERENCE SHARES
DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES
CLEARANCE AND SETTLEMENT
TAXATION
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 8. Indemnification of Directors and Officers
  Item 9. Exhibits
  Item 10. Undertakings
SIGNATURES
EXHIBIT INDEX